Exhibit 10.60
Execution Copy

AMENDED AND RESTATED
STOCKHOLDER AGREEMENT
by and between
TRIDENT MICROSYSTEMS, INC.
and
NXP B.V.
Dated as of April 28, 2011

AMENDED AND RESTATED STOCKHOLDER AGREEMENT
     THIS AMENDED AND RESTATED STOCKHOLDER AGREEMENT (the “Agreement”) is entered into as of April 28, 2011, (the “Amendment Date”) by and between Trident Microsystems, Inc., a Delaware corporation (the “Company”) and NXP B.V., a Dutch besloten venootshap (the “Investor”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in Exhibit A.
RECITALS
     WHEREAS, the Company and Investor entered into a Stockholder Agreement (the “Original Agreement”) as of February 8, 2010 (the “Agreement Date”) and now desire to amend and restate the Original Agreement in its entirety.
     WHEREAS, the Company, Trident Microsystems (Far East) Ltd. and the Investor entered into a Share Exchange Agreement, dated as of October 4, 2009 (the “Share Exchange Agreement”), pursuant to which (1) Trident Microsystems (Far East) Ltd. acquired the outstanding equity securities of the Companies and the Transferred Newcos (as defined in the Share Exchange Agreement) and certain assets from the Investor, (2) the Company issued and Trident Microsystems (Far East) Ltd. transferred and sold in consideration therefor, and the Investor acquired, shares of the Company’s common stock, $0.001 par value per share, (3) the Company issued and sold, and the Investor has purchased for cash, additional shares of such Common Stock, and (4) pursuant to the transactions contemplated by clauses (2) and (3), the Company issued an aggregate of one hundred and four million two hundred and four thousand three hundred and forty eight (104,204,348) shares of such Common Stock (the “Common Shares”) and four (4) shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Shares”);
     WHEREAS, the parties desire to enter into this Agreement to provide for certain arrangements relating to the Company, the Common Shares and the Series B Shares; and
     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
CORPORATE GOVERNANCE AND INFORMATION RIGHTS
     Section 1.1 Board and Committee Representation.
          (a) Board Composition.
               (i) For so long as the Persons who Own the Series B Shares (the “Series B Holders”) shall be entitled to nominate and elect at least one (1) Director pursuant to the Certificate of Designation, the Board shall consist of a number of Directors of seven (7) to nine (9) with the specific number of Directors at any time to be fixed by the Board by the adoption of a resolution by a majority of the number of Directors then in office (whether or not there exist any vacancies in the previously authorized number of directorships at the time such resolution is presented). The Board shall at all times consist of at least a majority of Directors who are Independent Directors.
               (ii) Pursuant to and on the terms and conditions set forth in the Certificate of Designation, the Series B Holders (by majority vote of the Series B Shares) shall be entitled to nominate and elect up to two (2) Directors (each, a “Series B Director”). The number of Series B Directors shall be reduced from time to time as provided in the Certificate of Designation. The remaining Directors (the “Company Nominated Directors”) shall be recommended by the Nominating and Corporate Governance Committee, nominated by the Board and from time to time shall be submitted to the Company’s stockholders for election in accordance with the Company’s Certificate of Incorporation and Bylaws.
               (iii) Immediately following the Amendment Date, the Series B Holders (by majority vote of the Series B Shares) shall be entitled to designate a total of two (2) Series B Directors, one (1) of whom shall be a member of the class of Directors whose term expires at the first annual meeting of the Company’s stockholders following the Amendment Date and one (1) of whom shall be a member of the class of Directors whose term expires at the second annual meeting of the Company’s stockholders following the Amendment Date.
          (b) Notifications Regarding Directors.
               (i) The Series B Holders will notify the Company in writing promptly, and in any event within five (5) Business Days, of any action by the Series B Holders or any of their Affiliates (other than the Company) that results in a reduction in the number of shares of Common Stock that are Beneficially Owned by the Series B Holders representing, individually or together with all such reductions since the date of the filing of the Certificate of Designation with the Secretary of State of the State of Delaware or the date of any previous such notice, as applicable, one percent (1%) or more of the outstanding Common Stock as of the date of such filing or such previous notice, which notice will set forth the number of shares of Common Stock Beneficially Owned by the Series B Holders immediately following the occurrence of such reduction; provided, that for purposes of this provision, in determining the shares of Common Stock outstanding the Series B Holders may rely upon the Company’s most recent periodic report filed with the SEC, or any update thereof, or any notice provided by the Company pursuant to Section 1.1(b)(iii) below. In the event that the number of Directors that the Series B Holders are entitled to nominate and elect to the Board is reduced pursuant to Section 4(a) of the Certificate of Designation, the Series B Holders shall promptly cause one (1) or more of the Series B Directors to immediately resign, such that the number of remaining Series B Directors serving on the Board shall equal the number of Directors that the Series B Holders are then entitled to elect to the Board pursuant to such Section 4(a) of the Certificate of Designation. In the event that the number of Series B Directors required to resign are unwilling to resign, the Series B Holders will take all such actions as are necessary to cause the removal of the required number of such Series B Directors. If such number of Series B Directors shall not have resigned or been removed within thirty (30) days after the date on which such resignation was required, the Company Nominated Directors, by majority vote, may remove the Series B Director(s) selected by the Series B Holders for removal, or if no such Series B Directors have been so selected by the Series B Holders within ten (10) Business Days of a request from the Company, the Company Nominated Directors, by majority vote, may remove one or more Series B Directors selected by them, such that, in the aggregate, the number of Series B Directors required to resign under this Section 1.1(b)(i) have been removed. Any vacancies created as a result of a reduction in the number of Series B Directors that the Series B Holders are entitled to elect pursuant to Section 4(a) of the Certificate of Designation shall be filled by nominees (A) who satisfy the requirements of Section 1.1(c), and (B) are recommended by the Nominating and Corporate Governance Committee and approved by the Board. The Director(s) appointed to fill such vacancy shall stand for re-election at the next annual meeting of the Company’s stockholders and shall, if elected, serve for the remaining term of the Series B Director(s) that such Director(s) replaced.
               (ii) The Series B Holders shall notify the Company in writing at least ten (10) days in advance of the anticipated date of the mailing of the Company’s proxy statement in connection with its annual meeting of stockholders (as advised by the Company in writing to the Series B Holders not less than twenty (20) nor more than sixty (60) days prior to such anticipated mailing date) of the nominees to be elected as Series B Directors in the class of Directors to be elected at such annual meeting. The Series B Holders shall, to the extent practicable, notify the Company in writing a reasonable time in advance of any other nomination of any person to serve as Series B Director, including for the purpose of electing or appointing a Series B Director to fill a vacancy that the Series B Holders are entitled to fill, together, in each case, with all information concerning such nominee that may be reasonably requested by the Company, or that may be required for the Company to comply with its reporting obligations under the Exchange Act or Exchange listing requirements; provided that in the absence of such notice, the Series B Holders shall be deemed to have nominated and elected the person(s) then serving as Series B Director(s).
               (iii) The Company shall notify the Series B Holders promptly, and in any event within five (5) Business Days, of any issuance of Common Stock representing, individually or together with all issuances of Common Stock since the date of the filing of the Certificate of Designation with the Secretary of State of the State of Delaware or the date of any previous such notice, as applicable, one percent (1%) or more of the outstanding Common Stock as of the date of such filing or such previous notice together with the aggregate number of shares of Common Stock outstanding following such issuance.
          (c) Limitations on Directors. Each Director shall, at all times during which such Person serves as a Director, not have been during the last five (5) years convicted in a criminal proceeding (excluding traffic violations or other misdemeanors not involving moral turpitude or deliberate dishonesty) or a party to a civil proceeding brought by a Governmental Authority in which such Director has been finally determined to have committed a violation of federal, state or foreign law (excluding traffic violations or similar misdemeanors not involving moral turpitude or deliberate dishonesty). The Series B Holders shall not nominate or elect any such Series B Director who does not meet the requirements set forth in this Section 1.1(c) and shall cause any such Series B Director who fails to meet the requirements set forth above to resign promptly. If any such Series B Director is unwilling to resign, the Series B Holders will take such actions as are necessary to cause the removal of the Series B Director as promptly as reasonably practicable.

          (d) Limitations on Series B Directors. Each of the Series B Directors shall have substantial operating or industry experience and shall be a Person who is an Independent Director. The Series B Holders shall consult with the Nominating and Corporate Governance Committee (which may delegate such consultation to the Committee Chairperson and/or the Chief Executive Officer of the Company) regarding the names, backgrounds and qualifications of the persons to be nominated as Series B Directors after considering the Company’s Corporate Governance Guidelines (as made publicly available from time to time). However, the Nominating and Corporate Governance Committee shall not have any right nor shall it have any duty to approve or disapprove any person meeting the requirements of Section 1.1(c) selected as a Series B Director by the Series B Holders.
          (e) Limitations on Company Nominated Directors. No more than one (1) Company Nominated Director may be a Person who is not an Independent Director. At least two (2) of the Company Nominated Directors shall have substantial operating or industry experience.
     Section 1.2 Board Committees.
          (a) Subject to the requirements of applicable law and Committee Qualification Requirements applicable to all Directors, for as long as there is at least one (1) Series B Director on the Board, the Company shall maintain an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Subject to the terms set forth in this Section 1.2, the power and authority of each such committee shall be as set forth in the charter of such committee, and (except as otherwise provided in the charter of such committee or as required by applicable law or any applicable Exchange rules) the exercise of such power and authority will be at all times subject to the power and authority of the entire Board.
          (b) Any Directors appointed to a committee or subcommittee of the Board who are not Series B Directors shall be recommended by the Nominating and Corporate Governance Committee and appointed by the Board. If the members of the Nominating and Corporate Governance Committee are unable to agree on any committee or subcommittee assignment, the Chairman of the Board shall act as a temporary member of the Nominating and Corporate Governance Committee for purposes of casting the deciding vote on such matter.
          (c) Except for (i) routine commercial transactions entered into on an arms’ length basis in the ordinary course of business, (ii) contracts or arrangement involving expenditures, revenues or the incurrence of liabilities not in excess of $50,000, and (iii) the transactions contemplated by the Share Exchange Agreement, the entry into, termination or variation of any contract or arrangement between the Company and any Related Party shall be approved by the affirmative vote of a majority of the disinterested Directors. For purpose of this Section 1.2(c), a “Related Party” includes the Directors and officers of the Company, the spouses or children of such Directors and officers, the Investor, any of the Series B Holders, any other stockholder that (together with its Affiliates) Beneficially Owns more than ten percent (10%) of the outstanding Voting Stock of the Company, or any Affiliate of any of the foregoing.

          (d) Notwithstanding the foregoing, any Board committee may hold executive sessions at which one (1) or more Directors is not permitted to be present to the extent the committee determines in good faith that such exclusion is appropriate.
     Section 1.3 Voting.
          (a) Change of Control Transactions. Subject to compliance with Section 1.3(c), Section 1.3(d) and Section 3.2, the Investor and its Affiliates may vote any Voting Stock Beneficially Owned by any of them in their sole discretion on any Change of Control transaction submitted to the stockholders of the Company for approval, provided that on and after the fourth anniversary of the date of this Agreement, the Investor may, notwithstanding Section 1.3(c) or Section 1.3(d) hereof, but subject to compliance with Section 3.2 hereof, vote in its discretion on any proposal to replace Directors that is made by an unaffiliated third party in connection with a Change of Control transaction proposed by such unaffiliated third party.
          (b) Amendments to Certificate of Incorporation or Bylaws; Amended and Restated Certificate of Incorporation. The Investor and its Affiliates may vote the Voting Stock Beneficially Owned by any of them on any proposal related to any amendment or restatement of the Certificate of Incorporation or Bylaws of the Company which is in any way adverse to the Investor in their sole discretion. Investor agrees to vote its shares of Preferred Stock and its Voting Stock in favor of the Amended and Restated Certificate of Designation set forth on Exhibit D.
          (c) Stockholders Agreement. The Investor shall, and shall cause its Permitted Transferees to and shall use commercially reasonable efforts to cause its Affiliates to, vote the Voting Stock Beneficially Owned by any them in favor of each matter required to effectuate any provision of this Agreement and against any matter the approval of which would be inconsistent with any provision of this Agreement.
          (d) Directors. With respect to the election, removal, replacement and classification of Directors (other than Series B Directors) the Investor and its Affiliates shall either (i) vote all of the Voting Stock Beneficially Owned by any of them in accordance with the recommendation of the Board approved by a majority of the Company Nominated Directors or (ii) vote all of the Voting Stock Beneficially Owned by any of them in the same proportion (for, against, abstain or withheld, or as otherwise indicated) as the votes cast by all other holders of Voting Stock.
          (e) Other Matters. Except as provided in Sections 1.3(a), 1.3(b), 1.3(c) and 1.3(d), for so long as the Investor and its Affiliates in the aggregate Beneficially Own in excess of thirty percent (30%) of the outstanding Voting Stock of the Company (the “Voting Limit”), the Investor shall, and shall cause its Affiliates to, either (i) vote all of the Voting Stock Beneficially Owned by any of them in excess of the Voting Limit in accordance with the recommendation of the Board approved by a majority of the Company Nominated Directors or (ii) vote all of the Voting Stock Beneficially Owned by any of them in excess of the Voting Limit in the same proportion (for, against, abstain or withheld, or as otherwise indicated) as the votes cast by all other holders of Voting Stock on all matters to be voted on by holders of Voting Stock. Subject to the other provisions of this Agreement, the Investor and its Affiliates may vote the Voting Stock Beneficially Owned up to and including (but not in excess of) the Voting Limit on any proposal in its sole discretion.
          (f) Quorum. At every meeting (or action by written consent, if applicable) of the stockholders of the Company called, and at every postponement or adjournment thereof, the Investor shall, and shall cause its Affiliates to, cause any and all shares of Common Stock Beneficially Owned by it or them and entitled to be voted thereat to be present in person or represented by proxy at the meeting so that all such shares shall be counted as present for purposes of determining the presence of a quorum at such meeting.
     Section 1.4 Information Rights.
          (a) Subject to Section 1.5, the Company will deliver to the Investor the following information:
               (i) with respect to each fiscal year: (A) promptly after it has been made available (but in no event later than fifteen (15) Business Days of the end of each fiscal year) the unaudited consolidated financial statements of the Company and its Subsidiaries, (B) promptly after it has been made available (but in no event later than twenty-five (25) Business Days of the end of each fiscal year) the audited consolidated financial statements of the Company and its Subsidiaries, audited in accordance with U.S. GAAS, and (C) promptly after it has been made available (but in no event later than seventy (70) Business Days of the end of each fiscal year) the international financial reporting standards (“IFRS”) consolidated financial statements of the Company and its Subsidiaries; provided, that if the Company properly extends the date for filing of any such statements specified in subparagraph (B) or (C) above with the SEC (i.e., by means of a filing on Form 12b-25), then the date set forth above for delivery to the Investor shall be extended for a corresponding period;
               (ii) with respect to each quarterly period, promptly after it has been made available, quarterly unaudited U.S. GAAP consolidated financial statements of the Company and its Subsidiaries, including (i) a detailed profit and loss statement, balance sheet and cash flow statement (which may be unreviewed and subject to further adjustment) to be provided within ten (10) Business Days of the end of each quarter, (ii) such information as may reasonably be required for the Investor to prepare an update of the IFRS reconciliation for net income and shareholders equity, (iii) a management discussion & analysis, including an analysis of revenue, (iv) a rolling forecast in relation to the current quarter as presented to the Board of Directors and (vi) financial information on related party matters, which information shall, to the extent possible, be directly extracted from the Company‘s information technology systems;
               (iii) with respect to each monthly period, promptly after it has been made available (but in no event later than ten (10) Business Days of the end of each month) information including net income and net assets and equity (which may be unreviewed and subject to adjustment) (provided, that if such information is not delivered earlier, estimates of such information shall be made available within seven (7) Business Days of the end of each month);

               (iv) draft business plans for the Company and its Subsidiaries for the subsequent three (3) year period no later than two (2) Business Days after approval thereof by the Board, in the form presented to the Board (but subject to Section 1.4(b));
               (v) copies of all reports, certificates, and other information delivered to the Company’s lenders or creditors in respect of any material indebtedness of the Company; and
               (vi) any other financial information, reports and workpapers in the possession or under the control of the Company or any of its Subsidiaries that the Investor reasonably requires to comply with reporting, disclosure, filing or other requirements imposed on the Investor or any of its Subsidiaries (A) by a Governmental Authority having jurisdiction over the Investor or any of its Subsidiaries, including under applicable securities or tax laws, including the Sarbanes-Oxley Act of 2002, as amended, (B) by IFRS adopted by the International Accounting Standards Board or any successor entity, (C) by the covenants in financing arrangements to which the Investor is a party, and (D) the rules and regulations thereunder, or applicable rules of any self-regulatory organization.
          (b) The Investor shall be entitled to confer with each Series B Director regarding the business, affairs, financial condition, results of operations and prospects of the Company and may discuss any and all information (other than confidential compensation information) provided to the Investor or any such Series B Director, subject to Section 1.5 below; provided, that if the Board determines in good faith that any Company information must be held in confidence in order to (i) preserve attorney-client privilege, (ii) comply with any applicable confidentiality or non-disclosure agreement, or (iii) prevent a dissemination of competitively sensitive information regarding (A) products, services or other activities of the Company with respect to which the Investor or its Subsidiaries competes with the Company or (B) proposed products, services or other activities of the Company that the Board reasonably determines that the Company may develop, acquire or pursue that would be competitive with the current products, services or other activities of the Investor or any of its Subsidiaries or (C) any other matter as to which the Board has determined in good faith that the Company and the Investor have a material conflict of interest based on a reasonable expectation that disclosure of such information may be harmful to the Company, then the Series B Directors shall hold such information in confidence and not discuss such information with the Investor except to the degree, if any, approved by the Board.
     Section 1.5 Confidentiality. (a) The Investor shall keep confidential (x) all proprietary and non-public information regarding the Company and its Subsidiaries received pursuant to Sections 1.3 or 1.4 or otherwise, (y) all “Information” (as defined in the Confidentiality Agreement) provided to the Investor or its representatives under the Confidentiality Agreement prior to the date hereof (notwithstanding the termination of the Confidentiality Agreement), and (z) all non-public information furnished or disclosed to or otherwise acquired by any Series B Director in such Person’s capacity as a Director (clauses (x), (y) and (z) collectively, “Confidential Information”), and in each case shall not disclose or reveal any such information to any Person without the prior written consent of the Company, other than those of its employees, officers, directors, First Tier Affiliates, attorneys, accountants and financial advisors (“Permitted Representatives”) who need to know such information for the purpose of evaluating, monitoring or taking any other action with respect to the investment by the Investor in the Common Shares or the Series B Shares and shall cause those Permitted Representatives to observe the terms of this Section 1.5 and agree for the benefit of the Company to do so (and any violation or breach of the terms of this Section 1.5 by any Permitted Representative shall be deemed a breach hereof by the Investor). Notwithstanding the foregoing, no officer, employee or director of any Entity that is a Company Competitor shall be a Permitted Representative, and no Confidential Information shall be furnished or disclosed to any such Company Competitor.
          (b) The Investor shall not, and shall cause its First Tier Affiliates and Permitted Representatives not to, use such proprietary and non-public information for any purpose other than in connection with evaluating, monitoring or taking any other action with respect to the investment by the Investor in the Common Shares or the Series B Shares; provided, that nothing herein shall prevent the Investor or any of its Permitted Representatives from disclosing any such information that (1) is or becomes generally available to the public other than as a result of a disclosure by the Investor or its Permitted Representatives in violation of this Section 1.5 or any other confidentiality agreement between the Company and the Investor or any of its Permitted Representatives or any other legal duty, fiduciary duty, or other duty of trust and confidence of the Investor, any of its Permitted Representatives, or any Series B Director, (2) was within the Investor’s or its Permitted Representative’s possession on a non-confidential basis prior to being furnished with such information (provided that the source of such information was not known by the Investor at the time of such disclosure by the Investor or any of its Permitted Representatives to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to or other duty of trust and confidence to, the Company with respect to such information), (3) was independently developed by Investor without use of any information furnished to Investor, any of its Permitted Representatives or any Series B Director, or (4) becomes available to the Investor or its Permitted Representative on a non-confidential basis from a source other than the Company (provided that such source is not known by the Investor at the time of such disclosure by the Investor or any of its Permitted Representatives to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to or other duty of trust and confidence to, the Company with respect to such information).
          (c) If any Confidential Information is required to be disclosed by applicable law or judicial order, then the Investor will notify the Company in writing and will cooperate with the Company if the Company elects to seek a protective order or other appropriate remedy with respect to such required disclosure. If no such protective order is obtained, and if Investor or any of its Permitted Representatives has been advised by legal counsel in writing that it is legally compelled to disclose any Confidential Information, then the Investor or such Permitted Representative may disclose such Confidential Information, but will furnish only that portion of the Confidential Information which Investor or is Permitted Representatives is advised by counsel is legally required and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information.
          (d) Upon the redemption of all of the Series B Shares and the termination of the Investor’s right to information under Section 1.4, the Investor shall return to the Company all written Confidential Information that has been provided to the Investor by the Company;

provided, that in lieu of being returned to the Company such Confidential Information may be destroyed by Investor, in which case Investor shall provide the Company with a written certification that such written Confidential Information has been destroyed.
     Section 1.6 Major Decisions. The approval of any of the following matters shall require an affirmative vote of at least two-thirds (2/3) of the Directors present (in person or by telephone or video conference) and voting for or against approval of any such matter at any meeting at of which proper notice is provided to the Board in accordance with the Company’s Bylaws (or is waived by all Directors) and such matter is considered:
               (i) any amendment to the Company’s Certificate of Incorporation, Bylaws or any other organizational documents of the Company;
               (ii) the consummation of any merger, business combination, consolidation, corporate reorganization or any transaction constituting a Change of Control, by the Company with or into any Entity;
               (iii) any sale, transfer or other disposition (including by way of issuance of Equity Securities of a Subsidiary) of assets of the Company and its Subsidiaries in an amount in excess of $50,000,000;
               (iv) any acquisition, capital expenditure, investment (or any commitment in respect thereof) by the Company or any of its Subsidiaries (or series of related acquisitions, expenditures, investments or commitments) of the assets or securities of any other Entity in an amount in excess of $50,000,000;
               (v) any Liquidation Proceeding;
               (vi) the removal or termination of employment of the Company’s Chief Executive Officer or the selection of a replacement of the Chief Executive Officer;
               (vii) any transactions with the Investor or any of its Affiliates that involve more than $1,000,000 or that are otherwise material to the Company;
               (viii) any authorization or approval of any amendment to or waiver under this Agreement;
               (ix) any payment or declaration of dividends on the Company’s capital stock, special or otherwise;
               (x) any repurchase by the Company of any of its Equity Securities in an amount exceeding $5,000,000 in any 12-month period;
               (xi) any equity or debt financing in an amount in excess of $50,000,000; and

               (xii) any other matters requiring stockholder approval under the listing rules of the NASDAQ Stock Market or any other Exchange on which the Common Stock is listed.
ARTICLE 2
TRANSFERS
     Section 2.1 Transfer Restrictions.
          (a) General Restriction. The Investor shall not Transfer any of the Series B Shares or any Common Shares or other Equity Securities acquired pursuant to Section 3.1 hereof other than as expressly permitted by, and in compliance with, the other provisions of this Section 2.1, and any attempted Transfer in violation of this Agreement shall be of no effect and null and void, and shall not be recorded on the stock transfer books of the Company, regardless of whether the purported Transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement.
          (b) Two Year Lock-up Restriction.
               (i) Prior to the second anniversary of the Closing (the “Lock-up Period”), the Investor shall not Transfer any Common Shares or other Equity Securities acquired pursuant to Section 3.1 hereof, except that the Investor may Transfer any or all of its Common Shares or Equity Securities acquired pursuant to Section 3.1 hereof (1) pursuant to any Approved Transaction in which stockholders of the Company are offered, permitted or required to participate as holders of any of the Company’s Equity Securities; (2) as a pledge of its assets pursuant to a bona fide financing transaction; or (3) to one (1) or more First Tier Affiliates of the Investor; provided that in the case of clause (2) or (3), any Transferee of Common Shares or other Equity Securities acquired pursuant to Section 3.1 hereof (x) agrees to be bound hereunder as an Investor, and (y) executes a counterpart to this Agreement agreeing to the terms of this Agreement (including, without limitation, this Section 2.1 and Section 3.2) (the Transfers referred to in clauses (1) through (3) collectively referred to as the “Exempt Transfers”). Upon a Transfer contemplated by clause (3) above, any Transferee of Common Stock shall be deemed an Investor hereunder and shall be entitled to the rights (including, but not limited to the registration rights pursuant to Article 4), and subject to the obligations and restrictions (including, without limitation, the provisions of this Section 2.1 and Section 3.2), contained herein. A Transferee under any pledge permitted under clause (2) above shall be subject to the obligations and restrictions (including, without limitation, the provisions of this Section 2.1 and Section 3.2), contained herein and shall have the rights of an Investor with respect to piggyback registrations under Section 4.2 below, but no other rights hereunder (and for the avoidance of doubt, shall have no rights under Section 3.1 or Section 4.1 hereof). As used herein, “Approved Transaction” means any tender offer, exchange offer, merger, sale of the Company, reclassification, reorganization, recapitalization or other transaction that has been approved or recommended by a majority of the Company Nominated Directors who are Independent Directors (and which at the time of Transfer continues to be approved or recommended by a majority of the Company Nominated Directors who are Independent Directors).

               (ii) Notwithstanding clause (i) above, the Investor may Transfer Common Shares or other Equity Securities acquired pursuant to Section 3.1 hereof to one or more Persons that are Eligible Transferees in an aggregate amount not to exceed 15% of the outstanding Voting Stock if and to the extent that the Investor determines (after consultation with its independent registered public accounting firm) that the Investor would otherwise be required to consolidate the Company’s financial results in the Investor’s consolidated financial statements prepared under IFRS or US generally accepted accounting principles. In connection with any such Transfer, (x) the Company shall not have any obligation to register such transferred shares under the Securities Act or any other applicable law in order to permit such Transfer, (y) any such Transfer must comply with all of the provisions of Section 2.1(c), and (z) as a condition to any such Transfer the Transferee must (1) agree in writing to be bound by and comply with this Section 2.1 and (2) agree in writing to be bound by and comply with the provisions of Section 1.3 and Section 3.2 hereof until the end of the Lock-up Period (with the reference to “Standstill Limit” to be replaced by a reference to the percentage of the outstanding Voting Stock subject to such Transfer). Any Transferee under this Section 2.1(b)(ii) shall not be considered an Investor under this Agreement and shall have no rights under this Agreement (including, without limitation, under Sections 1.4, 3.1 and 4.1 hereof) other than the right to participate in Piggyback Registrations (if any) under Section 4.2. Upon any Transfer pursuant to this Section 2.1(b)(ii), the Standstill Limit shall immediately be permanently reduced by a number of shares of Common Stock equal to the number of shares of Common Stock so Transferred.
          (c) Ongoing Restrictions. After the Lock-up Period, unless otherwise approved by a majority of the Company Nominated Directors (which approval shall not be unreasonably withheld or delayed), the Investor shall not, and shall not permit any of its Affiliates to, Transfer any Common Stock or agree to Transfer, directly or indirectly, any Common Stock, other than any Transfer:
               (i) that would have been an Exempt Transfer permitted during the Lock-up Period under clauses (1), (2) or (3) of Section 2.1(b) (which, in the case of clause (3) of Section 2.1(b), the Transferee shall be deemed an Investor hereunder and shall be entitled to the rights (including, but not limited to the registration rights pursuant to Article 4), and subject to the obligations and restrictions (including, without limitation, any applicable provisions of this Section 2.1 and Section 3.2), contained herein);
               (ii) pursuant to and in compliance with the restrictions of Rule 144 under the Securities Act applicable to sales by affiliates of an issuer;
               (iii) pursuant to a firm commitment underwritten distribution to the public, registered under the Securities Act;
               (iv) pursuant to a distribution registered under the Securities Act (other than as provided in clause (iii) above), in an amount not exceeding, on any trading day, 25% of the ADTV as in effect on such trading day; or
               (v) to any Person that after consummation of such Transfer would Beneficially Own (A) in the case of an Eligible Transferee, less than fifteen percent (15%), and

(B) in the case of an Ineligible Transferee, less than five percent (5%), of the outstanding Voting Stock of the Company;
provided, that, in the case of a Transfer pursuant to clause (ii) or clause (iv), the Investor shall not knowingly Transfer any shares of Common Stock to any Person that, after consummation of such Transfer, would Beneficially Own (I) in the case of an Eligible Transferee, more than fifteen percent (15%), and (II) in the case of an Ineligible Transferee, more than five percent (5%), of the outstanding Voting Stock of the Company; and provided further, that in the case of a Transfer pursuant to clause (iii) that is effected through a firm commitment underwriting, the Investor shall instruct the underwriters to use their reasonable best efforts to (A) effect as wide a distribution as practicable of the Common Stock Transferred, consistent with best execution standards and (B) not knowingly sell Common Stock to any Person that, after consummation of such Transfer, would Beneficially Own (I) in the case of an Eligible Transferee, more than fifteen percent (15%), and (II) in the case of an Ineligible Transferee, more than five percent (5%), of the outstanding Voting Stock of the Company.
     Any Transferee acquiring Common Stock pursuant to clauses (ii), (iii), (iv) or (v) of this Section 2.1(c) (other than the Investor, an Affiliate of the Investor or any member of a 13D Group of which the Investor or any of its Affiliates are members) shall take such Common Stock free of the obligations of the Investor under this Agreement (including, without limitation, this Section 2.1 and Section 3.2) and shall have no rights as an Investor or Permitted Transferee under this Agreement (including, without limitation, any rights under Article 1, Section 3.1 or Article 4).
          (d) Restrictions on the Series B Share. Neither the Investor nor any other Series B Holder may Transfer any of the Series B Shares to any other Person, except that the Investor shall have the right to Transfer Series B Shares to any Permitted Transferee that acquires twenty percent (20%) or more of the Investor Registrable Securities in compliance with the provisions of this Section 2.1. Upon such a Transfer, such Transferee shall be deemed an Investor and a Series B Holder hereunder and shall be entitled to the rights, and subject to the obligations and restrictions, contained herein.
     Section 2.2 Legends; Securities Act Compliance.
          (a) Each certificate representing Common Shares, Series B Shares or other Equity Securities acquired by the Investor or any of its Affiliates pursuant to Section 3.1 will bear a legend conspicuously thereon to the following effect:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A

STOCKHOLDER AGREEMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.”
          (b) In addition to the restrictions set forth in Section 2.1, the Investor shall not offer, sell or legally transfer any Common Shares or Equity Securities acquired pursuant to Section 3.1 hereof except pursuant to: (i) an effective Registration Statement under the Securities Act; (ii) an opinion of legal counsel reasonably acceptable to the Company that such Transfer is exempt from the registration requirements of Section 5 of the Securities Act; (iii) pursuant to Rule 144 under the Securities Act; or (iv) a “no action” letter from the staff of the SEC addressed to the Investor or a Permitted Transferee to the effect that the Transfer without registration would not result in a recommendation by the staff to the SEC that action be taken with respect thereto.
          (c) In the event that any Common Shares Beneficially Owned by the Investor or any of its Affiliates is Transferred in a Public Offering as provided in Section 2.1(c)(iii) or 2.1(c)(iv), the Company shall promptly, upon request, but in any event not later than is necessary in order to consummate the sale of such securities pursuant to such Public Offering, remove the legend set forth above in connection with such Transfer. In the event that any Common Shares Beneficially Owned by the Investor or any of its Affiliates is Transferred pursuant to Rule 144 under the Securities Act in compliance with Section 2.1(c)(ii), the Company shall upon request, upon receipt of documentation reasonably required by the Company to confirm such Investor’s eligibility to sell such Common Shares pursuant to Rule 144 under the Securities Act, promptly but in any event not later than is necessary in order to consummate the sale of such securities pursuant to Rule 144 under the Securities Act (subject to receipt of such documentation a reasonable period of time prior to such sale), remove the second sentence of the legend set forth above in connection with such Transfer.
          (d) In the event that any Common Shares are transferable without volume or manner of sale restrictions pursuant to Rule 144 under the Securities Act and the terms of this Article 2 no longer restrict the Transfer of such Common Shares by the holder thereof, the Company shall promptly upon request remove the legends set forth above from the certificates representing such Common Shares.
          (e) Upon the termination of the restrictions set forth in Section 2.1, the Company shall promptly, upon request, deliver a replacement certificate not containing the second sentence of the legend set forth above.
ARTICLE 3
CERTAIN COVENANTS
     Section 3.1 Right to Maintain. During the Right to Maintain Period:
          (a) The Company shall provide the Investor the opportunity to purchase in any Offering up to its Pro Rata Share; provided, however, in no event shall the Investor be entitled to purchase an amount of Equity Securities in any such Offering that would cause Section 3.2 to be violated.
          (b) No later than fifteen (15) Business Days prior to the anticipated consummation of an Offering, the Company shall send a written notice (the “Offering Notice”) to the Investor, indicating the material terms and conditions of the proposed Offering, including, without limitation, (i) the number and type of Equity Securities expected to be offered or sold and the material terms of such Equity Securities, (ii) the expected price at which it proposes to offer or sell such Equity Securities, or the expected formula for determining such price, (iii) the expected timing of the Offering, and (iv) the name, telephone and facsimile number or e-mail address of the Person at the Company to whom the Investor should deliver a Response Notice (as defined below). If, prior to the consummation of the Offering, the terms and conditions of the proposed Offering change, with the result that the price will be less than the minimum price set forth in the Offering Notice or the other principal terms and conditions will be materially more favorable to potential subscribers in the Offering than those set forth in the Offering Notice, it will be necessary for a separate Offering Notice to be furnished, and the terms and provisions of this Section 3.1 separately complied with, in order to consummate the Offering pursuant to this Section 3.1.
          (c) The Investor shall have the right, by providing written notice to the Company no later than five (5) Business Days prior to the anticipated consummation of an Offering and indicating the name, telephone number, facsimile number or e-mail address of the Person or Persons that the underwriter(s) of the Offering should call to coordinate with respect to any sales to the Investor, to either (i) purchase Equity Securities up to its Pro Rata Share in the Offering upon the terms and conditions specified in the Offering Notice and upon the same terms and conditions applicable to all other participants in such proposed Offering, or (ii) waive its right to purchase Equity Securities up to its Pro Rata Share in the Offering (in either case, a “Response Notice”). If the Investor or a Permitted Transferee shall fail to provide the Company with a Response Notice no later than five (5) Business Days prior to the date of the expected Offering as set forth in the Offering Notice, then the Investor shall not be entitled to purchase Equity Securities in the Offering. In any event, it shall be a condition to the Investor’s or a Permitted Transferee’s opportunity to purchase Equity Securities in an Offering that it comply with the reasonable requests of the underwriter(s) necessary for it to purchase shares in the Offering (e.g., establishing an account with an underwriter in the Offering). The election by the Investor not to exercise its rights to purchase up to its Pro Rata Share in, or failure to deliver a Response Notice with respect to, any Offering shall not affect its rights as to future Offerings pursuant to this Section 3.1. In the event that the Company has not sold the Equity Securities within sixty (60) calendar days after the date of the expected Offering as set forth in the Offering Notice, then the Company shall not thereafter issue or sell the Equity Securities without again first complying with the provisions of this Section 3.1 and offering the Investor the right to purchase its Pro Rata Share thereof.
          (d) For the avoidance of doubt, under no circumstances shall any pledgee of any Common Stock or any Transferee from such pledgee be deemed an Investor for purposes of this Section 3.1, and no such pledgee or Transferee shall have any rights under this Section 3.1.

     Section 3.2 Standstill.
          (a) For a period of six (6) years from the Closing (the “Standstill Period”), the Investor shall not, and the Investor shall ensure that none of its Affiliates shall, nor shall any of the foregoing Persons act in concert with any other Person to, directly or indirectly, without the prior consent of a majority of the Company Nominated Directors who are Independent Directors:
               (i) acquire or agree to acquire (whether by purchase, tender or exchange offer, through acquisition of control of another Person, by joining a 13D Group, through the use of a derivative instrument or voting agreement, or otherwise), Beneficial Ownership of any Equity Securities, or any Economic Right or Voting Right to or regarding any Equity Securities, or authorize or make a tender offer, exchange offer or other offer or proposal, whether oral or written, to acquire Equity Securities, in each case, if the effect of such acquisition would be that the Common Stock Beneficially Owned in the aggregate by the Investor and its Affiliates (including, without limitation, any 13D Group of which any Investor or any Affiliate thereof is a member), or with respect to which the Investor, its Affiliates or any such 13D Group would have Economic Rights or Voting Rights, would exceed the Standstill Limit (it being understood that in the event that there shall be more than one (1) Investor, all shares Beneficially Owned and all Economic Rights and Voting Rights held by all Investors and all other Persons that are participants in any 13D Group of which any Investor is a member shall be aggregated, and deemed Beneficially Owned and held by each Investor, for purposes of this Section 3.2(a)(i));
               (ii) (A) make or in any way participate in any “solicitation” of “proxies” (as such terms are used in the rules and regulations of the SEC) with respect to any Voting Stock, or (B) seek to advise or influence any Person with respect to the voting of any Voting Stock (other than (x) the Investor or any Affiliate or (y) in accordance with and consistent with the recommendation of the Board);
               (iii) deposit any Voting Stock or Series B Shares in a voting trust or, except as otherwise provided or contemplated herein, subject any Voting Stock or Series B Shares to any arrangement or agreement with any Person (other than between the Investor and any of its First Tier Affiliates) with respect to the voting of such Voting Stock or Series B Shares;
               (iv) join a 13D Group (other than a group comprising solely of the Investor and its Permitted Transferees) or other group, or otherwise act in concert with any third Person for the purpose of acquiring, holding, voting or disposing of Voting Stock, Series B Shares or Convertible Securities;
               (v) effect or seek, offer or propose (whether publicly or otherwise) to effect any Change of Control or any acquisition of Equity Securities in excess of the Standstill Limit;

               (vi) otherwise act, alone or in concert with others, to effect or seek, offer or propose (whether publicly or otherwise) to effect control of the management, Board or policies of the Company; or
               (vii) otherwise take any action that would or could reasonably be expected to compel the Company to make a public announcement (including any disclosure required to be made in any SEC filing under the rules and regulations of the SEC) regarding any of the matters set forth in this Section 3.2(a).
     Notwithstanding the foregoing, the restrictions contained in this Section 3.2(a) shall not (A) apply with respect to the election of the Series B Directors by Investor and its Permitted Transferees in accordance with the Certificate of Designation, (B) prevent, restrict, encumber or in any way limit the ability of any Series B Director to vote on matters, make non-public statements to officers, employees, agents, management or other Directors or to take any action or make any statement at any meeting of the Board or any committee or subcommittee thereof in his or her capacity as a Director, (C) apply to or restrict any non-public discussions or other non-public communications between or among directors, members, officers, employees or agents of the Investor or any First Tier Affiliate of the Investor, or (D) restrict any disclosure or statements required to be made by any Series B Director or the Investor under applicable law.
          (b) If during the Standstill Period the Investor is entitled (as a result of dilution due to future share issuances by the Company) to purchase shares of Common Stock (up to the Standstill Limit) in compliance with this Section 3.2, then unless the Board otherwise approves such purchases shall be made in full compliance with all applicable securities laws, but shall not be made by means of any tender offer.
          (c) The restrictions set forth in Section 3.2(a) shall terminate if, at any time during the Standstill Period, (i) the Company publicly announces its entry into a definitive agreement, the consummation of which would result in a Change of Control, and such agreement has not been approved by a majority of the Series B Directors, (ii) the Company shall have waived the terms of its Rights Agreement to permit any Person (other than the Investor or any 13D Group of which the Investor is a member) to effect a Change of Control or otherwise acquire more than fifteen percent (15%) of the outstanding Common Stock, and such transaction has not been approved by a majority of the Series B Directors, or (iii) any Person (other than the Investor or any Affiliate of the Investor or any 13D Group of which the Investor or any Affiliate of the Investor is a member) shall have commenced a bona fide public tender or exchange offer which if consummated would result in a Change of Control, unless the Board recommends against such tender or exchange offer within ten (10) Business Days after the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) thereof and thereafter continues to oppose such tender or exchange offer. If (x) the restrictions set forth in Section 3.2(a) shall have terminated as provided in this Section 3.2(c), and (y) any definitive agreement described in clause (i) above, or transaction described in clause (ii) above, or tender or exchange offer described in clause (iii) above, as the case may be, shall have been terminated or abandoned prior to consummation thereof, and (z) any alternative offer or proposal by Investor in response to any such agreement, transaction, tender offer or exchange offer shall also have been abandoned or withdrawn prior to consummation thereof, then the restrictions set forth in Section 3.2(a) shall be reinstated.

          (d) If during the Standstill Period the Board elects to commence a process intended to lead to a proposal with respect to Change of Control of the Company (whether in response to a proposal from a third party or otherwise), the Company will notify the Investor of the Board’s election and will permit the Investor to participate in such process as a potential bidder, if the Investor so elects, on the same terms and conditions as third party participants. As a condition to the Investor’s participation in such process, the Board may require that the Investor agree in writing with the Company that if such process results in the Board’s approval of a Change of Control transaction with a Person other than the Investor that is a Superior Proposal as compared to any bona fide written proposal from the Investor, then the Investor will consent to such transaction, will raise no objection to the consummation thereof, and will tender shares of Equity Securities Beneficially Owned by it, as applicable, upon the consummation of such transaction. In the event that any such transaction requires the approval of the Company’s stockholders, the Investor agrees, if the matter is brought to a vote at a stockholder meeting, that the Investor will be present, in person or by proxy, as holders of Voting Stock, at all such meetings and be counted for determining the presence of a quorum at such meetings and will vote for the approval of any such transaction approved and recommended by the Board. So long as the Board continues to recommend such transaction, the Investor agrees to vote and to use reasonable efforts to cause its Affiliates, as the case may be, to vote all shares of Voting Stock Beneficially Owned by the Investor and its Affiliates in favor of such transaction and for the approval of the terms thereof and in opposition to any and all other proposals that are intended, or could reasonably be expected to delay, prevent, impair, interfere with, postpone or adversely affect the ability of the Company to consummate the proposals that are approved and recommended by the Board.
     Section 3.3 Other Share Acquisitions. Following the expiration of the Standstill Period, if the Investor and its Affiliates desire to acquire Beneficial Ownership of Equity Securities that would cause the aggregate Beneficial Ownership of the Investor and its Affiliates to exceed (a) seventy percent (70%) of the number of shares of Common Stock outstanding , if prior to such proposed acquisition the Beneficial Ownership of the Investor and its Affiliates is at least forty percent (40%) of the number of shares of Common Stock outstanding, or (b) fifty percent (50%) of the number of shares of Common Stock outstanding , if prior to such proposed acquisition the Beneficial Ownership of the Investor and its Affiliates is less than forty percent (40%) of the number of shares of Common Stock outstanding, such acquisition may be made only pursuant to a tender offer, exchange offer, merger or other business combination involving the offer to acquire 100% of the Common Stock not owned by the Investor and its Affiliates which in the case of any such transaction to be effected by means of a tender or exchange offer, includes a commitment by the Investor or such Affiliate to promptly consummate a merger (which may be a short-form merger) to acquire any remaining shares of Common Stock at the same price.
     Section 3.4 Section 203 of the DGCL. The Board, prior to the execution of the Share Exchange Agreement, has taken all necessary action to ensure that the transactions contemplated by the Share Exchange Agreement and the consummation of any of the transactions contemplated thereby (including the execution, delivery and performance of this Agreement) will be deemed to be exceptions to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), including the approval of any transaction contemplated thereby that results in any “affiliate” or “associate” (as each such term is defined in Section 203 of the

DGCL) of the Investor becoming an “interested stockholder” (as defined in Section 203 of the DGCL) by virtue of the Investor or its “affiliates” or “associates” owning any Common Stock acquired pursuant to the Share Exchange Agreement or after the Closing pursuant to Section 3.1 of this Agreement. Accordingly, the ownership by the Investor, its “affiliates” and its “associates” of Common Stock acquired pursuant to the Share Exchange Agreement or after the Closing pursuant to Section 3.1 of this Agreement will not result in the provisions of Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203 of the DGCL) to apply between such persons (or their “affiliates” or “associates”) and the Company.
     Section 3.5 Rights Agreement. The Board, prior to the execution of the Share Exchange Agreement, has taken all necessary action to render the Rights Agreement inapplicable to the transactions contemplated by the Share Exchange Agreement and the consummation of any of the transactions contemplated thereby (including the execution, delivery and performance of this Agreement).
ARTICLE 4
REGISTRATION RIGHTS
     Section 4.1 Demand Registrations.
          (a) Requests for Registration. After the expiration of the Lock-up Period and subject to the terms, conditions and limitations of this Article 4, the holders of twenty-five percent (25%) or more of the Investor Registrable Securities then outstanding may request that the Company effect a registration for a Public Offering in the United States of all or any portion of the Investor Registrable Securities; provided that the Investor Registrable Securities to be included in such registration shall (i) have a market value on the date such request for registration is received of at least $25 million based on the closing price of the Common Stock on the trading day immediately preceding the day on which such request is delivered, or (ii) represent at least six percent (6%) of the total shares of Common Stock then outstanding, or (iii) represent all Investor Registrable Securities then outstanding. All registrations requested as described in and meeting the requirements of this Section 4.1 are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Subject to Section 4.1(c) below, any such Demand Registration may include registration of shares on a “shelf” Registration Statement pursuant to Rule 415 under the Securities Act. Promptly after receipt of any such request pursuant to this Section 4.1, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms of this Agreement, shall include in such registration all Registrable Securities with respect to which the Company has received written requests indicating the holder of such Registrable Securities and the number of Registrable Securities that such holder elects to include in such registration within twenty (20) days after the receipt of the Company’s notice.
          (b) Priority on Demand Registrations. If a Demand Registration is an Underwritten Offering and the managing underwriters, which shall be one (1) or more nationally recognized investment banks selected by the Company and reasonably acceptable to the holders of a majority of the Investor Registrable Securities to be included in such Demand Registration, advise the Company in writing that they have determined in good faith that the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering or the trading price of the Common Stock, the Company shall include in such registration (i) first, the quantity of Investor Registrable Securities requested to be included in such Demand Registration, pro rata among the respective holders thereof on the basis of the number of Investor Registrable Securities requested to be included in such registration by each such holder, (ii) second, securities to be sold by the Company for its own account, to the extent that in the opinion of such underwriters such securities can be sold without adversely affecting the marketability of the offering or the trading price of the Common Stock, (iii) third, other Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering or the trading price of the Common Stock, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration, and (iv) fourth, other securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering or the trading price of the Common Stock, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration by each such holder. Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company’s or its Subsidiaries’ expense must pay their share of the Registration Expenses.
          (c) Restrictions on Demand Registrations. Notwithstanding anything to the contrary in this Section 4.1:
               (i) The Company shall not be obligated (A) to effect more than two (2) Demand Registrations in any period of fifteen (15) months, (B) any Demand Registration within one hundred thirty-five (135) days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 4.2 hereof (in which the number of Investor Registrable Securities requested to be included in such Piggyback Registration were not reduced by more than 50% pursuant to Section 4.2(b) or (c) hereof) or (C) to have more than one (1) “shelf” Registration Statement pursuant to Rule 415 effective under the Securities Act at any time (other than shelf registrations filed pursuant to Rule 429 under the Securities Act).
               (ii) A Demand Registration will not be deemed to have been effected for purposes of this Section 4.1 unless the Registration Statement relating thereto (A) has become effective under the Securities Act, (B) has remained effective for a period of at least sixty (60) days (or such shorter period in which all Registrable Securities of the holders included in such registration have actually been sold thereunder), and (C) at least seventy-five percent (75%) of the Registrable Securities requested to be included in such Demand Registration by the holders of the Investor Registrable Securities are so included.
               (iii) If the majority of the Company Nominated Directors determines in good faith that the filing or effectiveness of a Registration Statement in connection with any requested Demand Registration (A) would be reasonably likely to interfere with any pending or contemplated acquisition, divestiture, financing, registered primary offering or other transaction involving the Company or (B) would require disclosure of facts or circumstances and which the Company would not otherwise be required to then disclose, which disclosure would, in the good faith judgment of the Board, be disadvantageous to the Company, or (C) would otherwise be materially detrimental to the Company, then the Company may delay (or if necessary or advisable withdraw) the filing, or delay the effectiveness, of such registration (or offers and sales of securities registered under a shelf Demand Registration) for a period of up to one hundred twenty (120) days so long as the basis for such delay continues (it being agreed that the Company may not apply the provisions of this clause (iii) to delay requested registrations for an aggregate period of more than one hundred eighty (180) days in any twelve (12)-month period).
               (iv) In order to delay the filing of a Registration Statement pursuant to Section 4.1(c)(iii), the Company shall promptly (but in any event within ten (10) calendar days) upon determining to make such deferral, deliver to each holder requesting such Demand Registration a certificate of an authorized officer stating that the Company is delaying such filing pursuant to Section 4.1(c)(iii) and an approximation of the anticipated delay. Within twenty (20) calendar days after receiving such certificate, the holders of a majority of the Investor Registrable Securities participating in such offering may withdraw their request for a Demand Registration by giving written notice to the Company, and if withdrawn, the request for Demand Registration shall be deemed not to have been made for all purposes of this Agreement. In the event the Company delays or suspends the sale of securities registered under a shelf Demand Registration pursuant to Section 4.1(c)(iii), then the required period of effectiveness set forth in Section 4.1(c)(ii)(B) shall be extended by the number of days of such delay or suspension that occurred during the effectiveness of such Registration Statement.
          (d) Demand Withdrawal. Any holder of Registrable Securities that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 4.1(a) may withdraw all or any portion of its Registrable Securities included in a Demand Registration from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice to such effect from holders of Registrable Securities with respect to all of the Registrable Securities included in such Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement and such registration nonetheless shall be deemed a Demand Registration for purposes of Section 4.1(c) unless the withdrawal is made (i) following the occurrence of a Material Adverse Change or (ii) after a delay of more than ninety (90) days in the effectiveness of the registration statement from the date on which the Demand Registration was requested.
          (e) Underwritings. In the case of any Demand Registration that is an Underwritten Registration, the managing underwriters shall be selected by the Company and shall be reasonably acceptable to the Investor. No holder of Registrable Securities may participate or have any of such holder’s Registrable Securities included in such Underwritten Registration unless such holder accepts the terms of such underwriting as approved by the Company and enters into such underwriting, custody, indemnity and other agreements, each in customary form and containing such representations, warranties and other provisions as are customarily made by selling stockholders in connection with similar Underwritten Registrations, and completes and delivers such questionnaires and other documents as reasonably requested by the managing underwriters of such Underwritten Offering.

     Section 4.2 Piggyback Registrations.
          (a) Right to Piggyback. Following the expiration of the Lock-up Period, whenever the Company proposes to register any of its securities (other than pursuant to a Demand Registration or any registration effected pursuant to Form S-4, S-8 or any successor forms and other than a registration relating solely to the sale of securities to participants in a Company plan, a registration relating to a reorganization of the Company or other transaction under Rule 145 of the Securities Act, or a registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (but in no event less than twenty (20) calendar days prior to the proposed filing of such Registration Statement) to all holders of Registrable Securities of its intention to effect such a registration, setting forth (to the extent then known) the principal terms and conditions of such issuance, including the anticipated proposed offering price (or range of offering prices), the anticipated date of the filing of the Registration Statement and the number and type of securities to be registered, and shall, subject to the other provisions of this Section 4.2, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) calendar days after the receipt of the Company’s notice. No registration of Registrable Securities effected under this Section 4.2 will relieve the Company of any of its obligations to effect registrations of Investor Registrable Securities pursuant to Section 4.1 hereof. The election by any holder of Registrable Securities not to exercise its rights to have any or all of its Registrable Securities registered pursuant to this Section 4.2 shall not affect its rights as to future issuances.
          (b) Priority on Primary Registrations. If a Piggyback Registration is a primary Underwritten Registration on behalf of the Company, and the managing underwriters advise the Company in writing that they have determined in good faith that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include, subject to Section 4.2(d), in such registration (i) first, the securities the Company proposes to sell, (ii) second, Registrable Securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration by each such holder and (iii) third, at the discretion of the Company, other securities of the Company requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration by each such holder.
          (c) Priority on Secondary Registrations. If a Piggyback Registration is an secondary Underwritten Registration on behalf of holders of the Company’s securities who have the contractual right to initiate such a registration (including pursuant to a Demand Registration), and the managing underwriters advise the Company in writing that they have determined in good faith that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include, subject to the other provisions of this Section 4.2, in such registration, (i) first, the securities requested to be included therein by the holders initially requesting such registration, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration by each such holder, and (ii) second, any Registrable Securities requested (including under this Section 4.2) to be included therein, pro rata among the respective holders thereof on the basis of the number of shares owned by each such holder.
          (d) Withdrawal. Any holder of Registrable Securities shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration at any time prior to later of (1) the filing of the applicable Registration Statement, or (2) five (5) Business Days prior to the effectiveness of the applicable Registration Statement, in each case by giving written notice to the Company of its request to withdraw. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.2 prior to the effectiveness of the applicable Registration Statement whether or not any holder of Registrable Securities has elected to include securities in such Registration Statement.
          (e) Certain Conditions. If any Piggyback Registration is an Underwritten Registration, no holder of Registrable Securities may participate or have any of such holder’s Registrable Securities included in such Underwritten Registration unless such holder accepts the terms of such underwriting as approved by the Company and enters into such underwriting, custody, indemnity and other agreements, each in customary form and containing such representations, warranties and other provisions as are customarily entered into by selling stockholders in connection with similar Underwritten Registrations, and completes and delivers such questionnaires and other documents as reasonably requested by the managing underwriters of such Underwritten Offering. No holders of Registrable Securities shall have any right to participate in or approve the selection of the underwriters for an offering described in this Section 4.2.
     Section 4.3 Holdback Agreements.
          (a) Holders of Registrable Securities. Notwithstanding anything contained herein to the contrary and to the extent not inconsistent with applicable law, each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act, but excluding, to the extent permitted by the underwriter managing the registered public offering, sales effected to pay the exercise price of a stock option pursuant to any broker-assisted exercise or “cashless” exercise of such stock option) of Equity Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the ten (10) days prior to and the ninety (90) days after the effective time of any (x) underwritten Demand Registration (except as part of such Underwritten Registration) or (y) underwritten Piggyback Registration in which any of such holder’s Registrable Securities are included (except as part of such Underwritten Registration) (a “Stand-off Period”), except as otherwise agreed to by the underwriter managing the Underwritten Registration. If (i) the Company issues an earnings release or other material news or a material event relating to the Company and its Subsidiaries during the last seventeen (17) days of the Stand-off Period or (ii) prior to the expiration of the Stand-off Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning upon the expiration of the Stand-off Period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4), the Stand-off Period shall be extended until eighteen (18) days after the earnings release or the occurrence of the material news or event, as the case may be.
          (b) The Company. The Company shall agree to such limitation on its public sale or distribution of its Equity Securities as may be reasonably requested by the managing underwriters in connection with any Underwritten Registration; provided, that such limitations shall not continue beyond the one hundred thirty-fifth (135th) day after the effective date of the Registration Statement in question.
     Section 4.4 Registration Procedures.
          (a) Whenever the holders of Investor Registrable Securities have requested that any Investor Registrable Securities be registered pursuant to Section 4.1, the Company shall use its reasonable best efforts to effect the registration and the sale of such Investor Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as promptly as reasonably practicable (unless waived by the holders of a majority of Investor Registrable Securities participating in such):
               (i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, prospectus or any issuer free writing prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the selling holders, copies of all documents prepared to be filed, and to consider in good faith and discuss with such underwriters, selling holders and counsel, any comments thereon by such underwriters, selling holders and counsel and (y) not file any Registration Statement, prospectus or any amendments or supplements thereto to which the holders of fifty percent (50%) of the Investor Registrable Securities or the underwriters, if any, shall reasonably object (other any amendments or supplements that, in the good faith judgment of the Company, are required to correct any misstatement or omission of a material fact, or make any statement in any such Registration Statement or prospectus not misleading, or are otherwise required to comply with applicable law, rules or regulations);
               (ii) file with the SEC, a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective until the earlier of eighteen (18) months (in the case of a shelf Demand Registration Statement) or sixty (60) days (in the case of any other Demand Registration Statement) from the effective time of such Registration Statement or such earlier time as the Registrable Securities covered by such Registration Statement have been sold in accordance with the intended method of distribution therefore; and
               (iii) prepare and file with the SEC such supplements and amendments to such Registration Statement as may be required to keep such Registration Statement effective for the period of time provided in Section 4.4(a)(ii) above.

          (b) With respect to each Registration Statement that includes Registrable Securities (unless waived by the holders of a majority of Registrable Securities participating in such), the Company shall:
               (i) notify the selling holders and the managing underwriters, if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Company (a) when the Registration Statement or any amendment thereto has been filed or becomes effective or the prospectus or any amendment or supplement to the prospectus has been filed, (b) of any written comments or requests by the SEC or any other federal, state or regulatory authority for amendments or supplements to the Registration Statement (or the related prospectus), (c) of the issuance by the SEC of any stop order or cease trade order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or prospectus, or the initiation or threatening of any proceedings for such purposes, (c) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects;
               (ii) furnish to each selling holder and each managing underwriter, without charge, one (1) copy of the Registration Statement and any post-effective amendment or supplement thereto, including without limitation financial statements and schedules, all documents incorporated therein by reference and all exhibits (including without limitation those incorporated by reference);
               (iii) deliver to each selling holder and each underwriter, if any, without charge, as many copies of the applicable prospectus (including each preliminary prospectus) and any amendment or supplement thereto, and such other documents as such selling holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such selling holder or underwriter, it being understood that the Company consents (subject to the provisions of Section 4.4(b)(v) below) to the use of such prospectus or any amendment or supplement thereto by such selling holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto;
               (iv) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the managing underwriter of any Underwritten Registration reasonably requests; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;
               (v) promptly notify the selling holders and the managing underwriters, if any, at any time during the period of effectiveness set forth in Section 4.4(a) above, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein when such prospectus was delivered not misleading in light of the circumstances then existing or, if for any other reason it shall be necessary during such time period to amend or supplement the prospectus in order to comply with the Securities Act, as promptly as practicable thereafter, prepare and file with the SEC, a supplement or amendment to such prospectus, which will correct such statement or omission or effect such compliance. Each holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 4.4(b)(v) such holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by this Section 4.4(b)(v) or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus and, if so directed by the Company, such holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the prospectus, covering such Registrable Securities current at the time of receipt of such notice;
               (vi) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final prospectus or any issuer free writing prospectus;
               (vii) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters reasonably determines should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;
               (viii) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted;
               (ix) provide a transfer agent and registrar and, if applicable, a CUSIP number for all such Registrable Securities not later than the effective date of the first Registration Statement relating to Registrable Securities or securities of any class of the Company;
               (x) cooperate with the selling holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request; and
               (xi) if the Registration Statement is an Underwritten Registration, enter into an underwriting agreement with the underwriters in customary form and containing such representations, warranties and other provisions as are customarily made by issuers in connection with similar Underwritten Registrations.

          (c) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.1 or 4.2 that each seller of Registrable Securities as to which any registration is being effected shall furnish to the Company such information regarding such seller, the Registrable Securities held by such seller, and the intended method of disposition of such securities as shall be required to timely effect the registration of such seller’s Registrable Securities.
          (d) If, at any time at a shelf registration under Rule 415 under the Securities Act and under which Investor Registrable Securities have been registered is in effect, the Company shall furnish to the Investor a certificate of an authorized officer stating that the continued use of such shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company may suspend the use by the Investor of such Registration Statement for period of up to ninety (90) days (a “Shelf Suspension”); provided however, that the Company shall not be permitted to exercise a Shelf Suspension more than twice in any twelve (12)-month period for each Registration Statement. In the case of a Shelf Suspension, the Investor agrees to suspend use of the applicable prospectus. The Company shall promptly notify the Investor of the termination of any Shelf Suspension, and shall promptly amend or supplement the prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Investor such numbers of copies of the amended or supplemented prospectus as it may reasonably request. The Company agrees, if necessary, to supplement or amend the Registration Statement, if required by the Securities Act or the rules or regulations promulgated thereunder. In the event the Company exercises a Shelf Suspension, then the required period of effectiveness set forth in Section 4.1(c)(ii)(B) shall be extended by the number of days of such Shelf Suspension that occurred during the effectiveness of such Registration Statement. As used herein, “Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company Nominated Directors, (i) would be required to be made in any report or Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement, and (iii) the Company has a bona fide business purpose for not disclosing publicly.
          (e) No holder of Investor Registrable Securities shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as a result of any controversy that might arise with respect to the interpretation or implementation of any provision of this Agreement.
     Section 4.5 Registration Expenses.
          (a) All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions and taxes imposed with respect to Registrable Securities on the sale and transfer thereof) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, and the Company shall pay its internal expenses

(including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on the Exchange.
          (b) All other Registration Expenses to the extent not expressly reimbursed in this Section 4.5, shall be borne by all of the sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered (it being understood that all fees and expenses (including with respect to any fees and expenses of counsel and other advisors) of any holder of Registrable Securities shall be borne by such holder).
     Section 4.6 Indemnification.
          (a) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, stockholders, members, partners, agents, advisors, representatives and employees, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable and documented costs of investigation) and expenses (including reasonable attorney’s fees) arising out of or based upon, any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus with respect to such Registrable Securities or any amendment thereof or supplement thereto, or any document incorporated by reference therein or any omission in any application or other document or communication executed by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such Registration Statement under the “blue sky” or securities laws thereof, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, that the Company shall not be obligated to indemnify any holder of Registrable Securities (or any officer, director or controlling Person of such holder) to the extent that any such loss, claim, damage, liability, judgment, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance on and in conformity with written information furnished to the Company by such holder expressly for use therein.
          (b) In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its Directors and officers and each Person who controls the Company (within the meaning of the Securities Act), any underwriter and each other holder of Registrable Securities participating in the offering contemplated by such Registration Statement against any losses, claims, damages, liabilities, judgments, costs (including reasonable and documented costs of investigation) and expenses (including reasonable attorney’s fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent (but only to the extent) that such untrue statement or omission is made in reliance on and in conformity with any written information furnished to the Company by such holder or its agents expressly for use therein; provided that such obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any indemnified party and shall survive the transfer of such Registrable Securities by such holder.
          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification or the commencement of any action or proceeding for which the indemnified party intends to claim indemnification or contribution pursuant to this Agreement and (ii) permit such indemnifying party to participate in such claim, action or proceeding and, to the extent it may wish to assume the defense at its own expense of such claim with counsel reasonably satisfactory to the indemnified party, permit such indemnifying party to assume such defense; provided, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, which fees and expenses of such separate counsel shall be at the expense of the indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have elected not to, or shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the indemnified party and employ counsel reasonably satisfactory to such indemnified party, (C) there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) the indemnified shall have been advised by counsel that a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that such indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). In no event shall an indemnifying party be responsible, in any one action or separate but similar actions arising out of the same general allegations, for the fees and expenses of more than one separate counsel (plus one local counsel, if reasonably required) for all indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, suit, proceeding or investigation shall not relieve such indemnifying party of any liability to the indemnified party under this Section 4.6 except to the extent that the indemnifying party is actually prejudiced thereby. The omission of an indemnified party to deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 4.6.
          (d) If the indemnification provided for in this Section 4.6 from the indemnifying party is applicable by its terms but is unavailable to a party that would have been entitled to indemnification pursuant to the provisions of this Section 4.6 or insufficient in respect of any losses, claims, damages, liabilities, judgments, costs (including reasonable and documented costs of investigation) and expenses (including reasonable attorney’s fees) referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, costs (including reasonable and documented costs of investigation) and expenses (including reasonable attorney’s fees) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities, judgments, costs (including reasonable and documented costs of investigation) and expenses (including reasonable attorney’s fees), as well as other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of losses, claims, damages, liabilities, judgments, costs (including reasonable and documented costs of investigation) and expenses (including reasonable attorney’s fees) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 4.6(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 4.6(d), in connection with any Registration Statement filed by the Company, a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the net amount of proceeds received by such holder from the sale of Registrable Securities giving rise to such contribution obligation.
          (e) No indemnifying party shall, without the prior written consent of each indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise, or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim without any payment or consideration provided or obligation incurred by any indemnified party and (B) does not include a statement as to or an admission of fault, culpability, or a failure to act, by or on behalf of any indemnified party. No indemnification shall be available under this Agreement in respect of any settlement of any action or claim effected by any indemnified party without the prior written consent of the indemnifying party, which shall not be unreasonably withheld or delayed.
          (f) The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.
     Section 4.7 Relation to Article 2. Nothing contained in this Article 4 shall be deemed to affect any provision of Article 2 of this Agreement, and any sales made in Demand Registrations or Piggyback Registrations contemplated by this Article 4 may be made only in full compliance with all of the restrictions and limitations set forth in Article 2.

ARTICLE 5
MISCELLANEOUS
     Section 5.1 Termination. This Agreement shall terminate, except for (a) this Article 5 and Section 4.6 (which shall survive such termination), (b) Section 1.5 (which shall survive until the second anniversary of the date on which this Agreement otherwise terminates as provided below), (c) Section 3.2 (which shall survive until the first anniversary of the date on which this Agreement otherwise terminates as provided below), and (d) Section 2.1 (which shall survive until the earlier of (A) the second anniversary of the date on which Investor and its Affiliates no longer hold shares of Common Stock representing in the aggregate eleven percent (11%) or more of the total outstanding shares of Common Stock or (B) such time as Investor and its Affiliates no longer hold shares of Common Stock representing, in the aggregate, five percent (5%) or more of the total outstanding shares of Common Stock), as follows: (i) at such time as Investor and its Affiliates no longer hold shares of Common Stock representing in the aggregate eleven percent (11%) or more of the total outstanding shares of Common Stock, and (ii) upon the written consent of the parties hereto in such number and manner required for amendments hereto as provided in Section 5.7. No termination under this Agreement will relieve any Person of liability for breach prior to such termination.
     Section 5.2 Expenses. Except as otherwise provided herein (and except as provided in the Share Exchange Agreement), all expenses incurred in connection with this Agreement and the transactions contemplated hereby, including any fees and disbursements of counsel, independent accountants and other advisors, shall be paid by the party incurring such expenses.
     Section 5.3 Successors and Assigns; Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. Except as provided in Section 2.1, this Agreement may not be assigned by the Investor or a Permitted Transferee without the prior written consent of the Company. In the event of any such assignment as a result of which more than one (1) Person shall be an Investor hereunder, all references to “the Investor” shall be deemed to refer to all such Investors.
     Section 5.4 No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto or otherwise create any third-party beneficiary hereto.
     Section 5.5 Entire Agreement. This Agreement and the other agreements or documents referred to herein, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
     Section 5.6 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto.

     Section 5.7 Amendment and Waiver. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the Company and the Investor (or, to the extent additional Persons have joined this Agreement as Investors, by the Investors holding a majority of the Common Shares owned by all such Investors). The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.
     Section 5.8 Notices. Except as otherwise provided herein, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given and received: (a) upon personal hand delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day; or (c) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent, with respect to the Company, the Investor and any Permitted Transferee, to their respective addresses specified in the Share Exchange Agreement (or at such other address as any such party may specify by like notice). The Investor will promptly provide the Company with written notice if at any time an Investor or other Permitted Transferee no longer satisfies the criteria of a Permitted Transferee.
     Section 5.9 Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. All references to agreements shall mean such agreement as may be amended or otherwise modified from time to time. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
     Section 5.10 Governing law.
          (a) This Agreement shall be governed in all respects by the laws of the State of Delaware. Any disagreement, issue, dispute, claim, demand or controversy arising out of or relating to this Agreement (each, a “Dispute”) shall be brought in the Chancery Court of Delaware, so long as such court shall have subject matter jurisdiction over such Dispute, or if it does not have subject matter jurisdiction over such Dispute, the United States District Court or other state court in Delaware having jurisdiction of the Dispute. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Dispute and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Dispute in any such court and that any such Dispute which is brought in any such court has been brought in an inconvenient forum. Process in any such Dispute may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.8 shall be deemed effective service of process on such party.
          (b) TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10(b).
     Section 5.11 Specific Performance; No Special Damages.
          (a) The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.
          (b) Each party agrees that there shall be no special, exemplary, punitive or multiple damages connected with or resulting from any breach of this Agreement, or actions undertaken in connection with or related hereto, including any such damages which are based upon breach of contract, tort, breach of warranty, strict liability, statute, operation of law or any other theory of recovery, except to the extent such damages are actually incurred by a party hereunder to a third party, and hereby waives any rights to claim such damages. For purposes of clarity, the foregoing does not exclude consequential, indirect or incidental damages. Notwithstanding anything to the contrary in the foregoing, no damages (including lost profits) based on potential appreciation of the value of the Common Stock or of hypothetical investment returns or of potential alternative investments shall be taken into account in determining the amount of damages.
     Section 5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
[Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholder Agreement as of the date first set forth above.

TRIDENT MICROSYSTEMS, INC.
By:	/s/ David L. Teichmann
	Name:	David L. Teichmann
	Title:	Executive Vice President, General Counsel & Corporate Secretary Trident Microsystems, Inc.

NXP B.V.
By:	/s/ James N. Casey
	Name:	James N. Casey
	Title:	V.P. (authorized signatory)

EXHIBIT A
Defined Terms
     “ADTV” means, as of any trading day, the average daily reported trading volume for the Common Stock on all national securities exchanges for the twelve full calendar weeks immediately preceding such trading day.
     “Activist Investor” means, as of any date of determination, a Person that has, within the five year period immediately preceding such date of determination, (i) made or been a “participant” in any “solicitation” of “proxies” (as such terms are used in Regulations 14A or 14C under the Exchange Act) for an issuer’s equity securities in connection with a proposed Change of Control or a proposal for the election or replacement of directors not approved (at the time of the first such proposal) by the board of directors of such issuer, or (ii) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire the equity securities of an issuer that was not approved (at the time of commencement) by the board of directors of such issuer in a Schedule 14D-9 filed under such Regulation 14D, or (iii) publicly indicated an intention or expectation to do any of the foregoing.
     “Affiliate” means, with respect to any Person, means any other Person that directly, or indirectly through one (1) or more intermediaries, controls, or is controlled by or under common control with such Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that possession of ten percent (10%) of the voting securities of any Person shall be deemed to constitute “control” for purposes of this Agreement.
     “Amended and Restated Certificate of Designation” means the Amended and Restated Certificate of Designation in the form attached hereto as Exhibit D
     “Beneficially Own” and “Beneficial Ownership” and similar terms have the meaning set forth in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.
     “Board” means the Board of Directors of the Company.
     “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.
     “Bylaws” means the Bylaws of the Company, as in effect on the Agreement Date and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of the Certificate of Incorporation.
     “Capital Stock” means any and all shares of capital stock of the Company, including without limitation, any and all shares of Common Stock and Preferred Stock.
     “Certificate of Designation” means the Certificate of Designation with respect to the Company’s Series B Preferred Stock, par value $0.001 per share, as the same may be amended,

supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, including the Amended and Restated Certificate of Designation.
     “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation (including the Certificate of Designation) of the Company, as in effect on the Agreement Date and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.
     “Change of Control” means any of: (a) the purchase or other acquisition by any Person or group of Persons, directly or indirectly, in one transaction or a series of related transactions, of Common Stock that, immediately following consummation of the transaction(s), when combined with any other Common Stock Beneficially Owned by such Person or group, represent more than fifty percent (50%) of the Diluted Common Shares Outstanding; (b) the consummation of any tender offer or exchange offer by any Person or group that results in such Person or group Beneficially Owning, when combined with any other Common Stock Beneficially Owned by such Person or group, more than fifty percent (50%) of the Diluted Common Shares Outstanding immediately following the consummation of such tender or exchange offer; (c) the consummation of a merger, consolidation, amalgamation, joint venture, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than fifty percent (50%) of the voting equity interests in the surviving or resulting entity of such transaction; or (d) the purchase or other acquisition of a substantial portion of the assets of the Company by any Person or group of Persons.
     “Committee Qualification Requirements” shall mean that the Series B Director shall, in the good faith judgment of the Board, meet at all times during the Series B Director’s service on a particular committee: (i) all independence requirements applicable to companies listed for quotation on any Exchange on which the Common Stock is listed for members of the particular committee pursuant to Exchange listing requirements and applicable law, (ii) in the case of the Compensation Committee, be a “non-employee director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), and (iii) in the case of the Audit Committee, satisfy the requirements of NASDAQ Marketplace Rule 5605(c) and any other requirements of any Exchange on which the Common Stock is listed for serving on the Audit Committee.
     “Company Competitor” means any Person listed on Exhibit B hereto, together with any Subsidiaries or controlled Affiliates of such Person. The Company shall be entitled to amend Exhibit B annually by adding or substituting Persons reasonably believed by the Company to be significant competitors of the Company and deleting Persons no longer reasonably believed to be significant competitors of the Company. The Company will consult in good faith with Investor regarding any proposed amendment of Exhibit B, but any such amendment shall be in the Company’s sole discretion and Investor shall have no right to approve or object to any such amendment.
     “Common Stock” means the Common Stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
     “Confidentiality Agreement” means the confidentiality agreement, dated as of January 14, 2009 between the Company and the Investor.
     “Convertible Securities” means any outstanding securities which are convertible into, exchangeable for or otherwise exercisable to acquire Voting Stock of the Company, including convertible securities, warrants, rights or options to purchase Voting Stock.
     “Diluted Common Shares Outstanding” means the sum of (i) the number of outstanding shares of Common Stock plus (ii) the number of shares of Common Stock issuable upon the conversion, exercise, exchange or issuance of any other Equity Securities of the Company.
     “Director” means any member of the Board.
     “Economic Rights” means, with respect to a security, (i) the right to any pecuniary interest in the security, including, without limitation, the right to receive dividends and distributions, proceeds upon liquidation and receive the proceeds of disposition or conversion (if applicable) of the security, (ii) or the right or ability to realize any profit or loss based on changes in the trading price of the security, whether by means of any hedging, swap, option, short sale, borrowing, lending, put, call or other derivative transaction or agreement.
     “Eligible Transferee” means any Person other than an Ineligible Transferee.
     “Equity Securities” means (a) any Capital Stock of the Company (including, without limitation, Common Stock), (b) any warrants, options, or other rights to subscribe for or to acquire, directly or indirectly, Capital Stock of the Company, whether or not then exercisable or convertible, (c) any stock, notes, or other securities which are convertible into or exchangeable for, directly or indirectly, Capital Stock of the Company, whether or not then convertible or exchangeable, (d) any Capital Stock of the Company issued or issuable upon the exercise, conversion, or exchange of any of the securities referred to in clauses (a) through (c) above, and (e) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (a) through (d) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, or other reorganization.
     “Exchange” means the stock exchange on which the Company’s securities are then traded, as the case may be. For the avoidance of doubt, The NASDAQ Stock Market, or any successor thereto, shall constitute an Exchange for purposes of this Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “First Tier Affiliate” means any of (i) any Subsidiary of the Investor and (ii) the Persons listed in Exhibit C hereto.

     “Governmental Authority” means any: (A) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (B) national, federal, state, local, municipal, foreign or other government; (C) governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (D) entity to whom a Governmental Authority has assigned or delegated any authority or oversight responsibilities.
     “Independent Director” means a Director who is independent of the Company under applicable law and the rules of the Exchange.
     “Ineligible Transferee” means a Strategic Investor or an Activist Investor.
     “Investor Maximum Ownership Percentage” shall initially mean sixty percent (60%). Thereafter, upon the disposition by the Investor or its Affiliates of any Common Stock or other Equity Securities to any Person other than a Permitted Transferee, the Investor Maximum Ownership Percentage shall be reduced to an amount (expressed as a percentage) equal to the lesser of (a) the Investor Maximum Ownership Percentage immediately prior to such disposition, and (b) a fraction, of which the numerator is the number of shares of Voting Stock Beneficially Owned by the Investor and its Affiliates immediately following such disposition and the denominator of which is the total number of shares of Voting Stock outstanding immediately following such disposition. The Investor Maximum Ownership Percentage shall not be adjusted other than following dispositions of Equity Securities by the Investor or its Affiliates to Persons other than the Investor and its Permitted Transferees; provided, that if (i) pursuant to Section 3.1 Investor is offered the opportunity to purchase Equity Securities in any Offering and does not elect to purchase its full Pro Rata Share in such Offering, and (ii) within one year after the closing of such Offering Investor has not purchased (in the manner provided in Section 3.2(b)) additional shares of Common Stock equal to the difference between Investor’s Pro Rata Share of such Offering and the number of shares of Common Stock actually purchased by Investor under Section 3.1 in connection with such Offering, then the Investor Maximum Ownership Percentage shall be reduced as if (x) Investor had purchased its full Pro Rata Share in such Offering and (y) Investor had thereafter sold a number of shares of Common Stock equal to the amount (if any) by which such Pro Rata Share exceeds the sum of (A) the number of share of Common Stock actually purchased by Investor under Section 3.1 in connection with such Offering and (B) the number of shares of Common Stock actually purchased by Investor in the manner provided in Section 3.2(b) during the one-year period immediately following the closing of such Offering. Once reduced, the Investor Maximum Ownership Percentage shall never be increased following any subsequent disposition or acquisition of Common Stock or other event or transaction. The Investor Maximum Ownership Percentage shall never exceed sixty percent (60%).
     “Investor Registrable Securities” means (i) the Common Shares and any Common Stock acquired pursuant to Section 3.1 hereof, (ii) all shares of Common Stock transferred to any Person in accordance with clause (3) of Section 2.1(b)(i), or (iii) any shares of Common Stock issued or issuable with respect to any other Equity Securities acquired pursuant to Section 3.1 upon conversion or exercise of any security directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock or (iv) any Common Stock issued with respect to any of the foregoing by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Investor Registrable Securities, such securities shall cease to be Investor Registrable Securities when (a) a Registration Statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (b) they have been sold to the public through a broker, dealer, or market maker in compliance with Rule 144 under the Securities Act, (c) they have been repurchased by the Company or any Subsidiary thereof, (d) they have been transferred as provided in Section 2.1(b)(ii) hereof (provided, that shares so transferred shall nonetheless be entitled to piggyback registration rights as provided in Section 4.2 and shall be considered Investor Registrable Securities solely for purposes of participation in such a Piggyback Registration), (e) they have been transferred as contemplated by clause (1) of Section 2.1(b) hereof or by Section 2.1(c)(v) hereof, (f) in the case of a holder which is a limited partnership or limited liability company, unless such holder otherwise elects, when they have been distributed to the partners or members of such holder, (g) they have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, or (h) all of such securities held by an Investor may be sold without volume or manner of sale restrictions pursuant to Rule 144 under the Securities Act; provided, that nothing in this sentence shall be deemed to permit any Transfer of any Common Stock or other Equity Security other than in full compliance with Section 2.1 hereof. For purposes of this Agreement, a Person shall be deemed to be a holder of Investor Registrable Securities, and the Investor Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Investor Registrable Securities hereunder.
     “Liquidation Proceeding” means any liquidation, dissolution or winding up of the Company or any of its Subsidiaries or the commencement of proceedings to adjudicate the Company or any of its Subsidiaries as bankrupt, or consenting to the filing of a bankruptcy proceeding against any of them, or filing a petition or answer or consent seeking reorganization of any of them under any bankruptcy or insolvency law, or consenting to the filing of any such petition, or consenting to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency, or making an assignment for the benefit of creditors, or admitting inability to pay debts generally as they become due.
     “Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war; and (iv) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, financial condition, operations or results of operations of the Company and its subsidiaries taken as a whole.

     “Offering” means (i) a firm commitment underwritten public offering of shares of Common Stock by the Company, or (ii) any offering or sale of Common Stock or of Equity Securities convertible into, or exchangeable or exercisable for, Common Stock by the Company conducted primarily for financing purposes (and expressly excluding offers or sales of Common Stock or other Equity Securities offered or issued (A) to directors, officers or employees of the Company or its Subsidiaries (excluding the Investor or any of its Affiliates) pursuant to incentive compensation plans or similar arrangements approved by the Board, or (B) in connection with any stock split, stock consolidation or stock dividend or any recapitalization in which all of the Company’s stockholders are treated in the same manner and which does not affect the percentage of the outstanding shares owned by the Investor, or (C) in any merger, consolidation or business combination approved by the Board, or (D) as consideration for the purchase of any assets or securities of any other Person, in a transaction approved by the Board).
     “Other Registrable Securities” means the Common Stock issued or issuable upon the exercise, conversion or exchange of all Equity Securities subject to any contractual or other right of registration with the Company, excepting such Equity Securities as are unvested, subject to repurchase by the Company or otherwise not then exercisable, convertible or exchangeable into Common Stock.
     “Own” and “Ownership” shall mean, with respect to any Person and any Series B Shares, that such Person is the record owner of such Series B Shares.
     “PE Investor” shall mean any entity that is commonly referred to as a “private equity fund” or a “venture capital firm”. This definition is intended to apply to any entity that (i) qualifies under an exclusion from the definition of “investment company” under Section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940, (ii) is intended to be of limited duration and (iii) is primarily in the business of using capital to purchase assets, businesses or securities with the intention of profiting (or enabling its general or limited partners, members or shareholders to profit) from the resale of such assets, businesses or securities or, in the case of non-controlling investments, from distributions from entities in which such non-controlling investments are made).
     “Permitted Transferee” means the Company or any of its Subsidiaries or any First Tier Affiliate of the Investor that is not a Company Competitor. In the event that any First Tier Affiliate of the Investor, subsequent to a Transfer hereunder, ceases to be a Permitted Transferee (any such cessation, a “Disqualifying Event”), such Disqualifying Event shall be considered a Transfer and shall be subject to the terms hereof with respect thereto, including Section 2.1. If such Transfer fails to comply with the provisions of Section 2.1, such Person that shall have ceased to be a First Tier Affiliate as a result of such Disqualifying Event shall cease to be considered an Investor or Permitted Transferee for any purpose hereunder, but for all purposes of Sections 1.3, 1.5, 2.1 and 3.2, such Person shall continue to be bound by the provisions of this Agreement as an Investor.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

     “Preferred Stock” means the shares of preferred stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
     “Pro Rata Share” means, for any Investor, such number of Equity Securities (of the same type as the Equity Securities being sold in the Offering) as shall equal the product obtained by multiplying (i) the quotient obtained by dividing (A) the number of shares of Common Stock (on an as converted basis) Beneficially Owned by such Investor, by (B) the number of Diluted Common Shares Outstanding as of the most recent practicable date prior to the Offering, by (ii) the aggregate number of such Equity Securities being sold in the Offering.
     “Public Offering” means a public offering of shares of Common Stock pursuant to an effective registration statement (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose) under the Securities Act that meets the requirements of Section 2.1(c)(iii).
     “Registrable Securities” means the Investor Registrable Securities and Other Registrable Securities.
     “Registration Statement” shall mean any registration statement filed by the Company with the SEC for a Public Offering under the Securities Act (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose) and all amendments and supplements to any such Registration Statement, including pre- and post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.
     “Right to Maintain Period” means the period beginning on the Agreement Date and ending upon the earliest to occur of (i) the first date on which the Investor (or one of its Affiliates) ceases to own at least one Series B Share, (ii) the first date on which the Investor and its Affiliates collectively own less than eleven percent (11%) of the outstanding Voting Stock, and (iii) a Change of Control.
     “Rights Agreement” means the Amended and Restated Rights Agreement between the Company and Mellon Investor Services, LLC, as Rights Agent dated as of July 23, 2008, as amended from time to time.
     “SEC” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Standstill Limit” shall mean, at any time and with respect to any contemplated acquisition of Equity Securities by the Investor or any of its Affiliates, a number of shares of Common Stock equal to the product of (x) the Investor Maximum Ownership Percentage at such time and (y) the number of outstanding shares of Common Stock.

     “Strategic Investor” means, with respect to the Company, a Person that (whether directly or through one or more Subsidiaries) (a) conducts business in the same industry as that in which the Company conducts business (or in an industry functionally related to the industry in which the Company conducts business), or (b) develops, manufactures, licenses or sells products, services or technology that are of relevance to, or are reasonably likely in the future to be of relevance with respect to, a strategic transaction involving the purchase of equity securities of the Company, in each case whether or not such purchases or equity securities are registered under the Securities Act; provided that the term “Strategic Investor” shall not include any PE Investor.
     “Subsidiary” means, with respect to any Person, each and all corporations, partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities (A) of which such Person owns (directly or indirectly, beneficially or of record) at least a fifty percent (50%) equity, beneficial or financial interest; (B) of which such Person owns (directly or indirectly, beneficially or of record) an amount of voting securities of other interests sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body; or (C) that is otherwise, directly or indirectly, controlled by such Person.
     “Superior Proposal” means a bona fide written proposal with respect to a Change of Control transaction by a third party that is determined by Board, in its good faith judgment, after consultation with a financial advisor of nationally recognized reputation, and after taking into account the likelihood and anticipated timing of consummation and all legal, financial and regulatory aspects of the offer and the Person making the offer, to be more favorable from a financial point of view to the Company’s stockholders than a transaction proposed by the Investor under Section 3.2(d).
     “13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Equity Securities which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D (a “Schedule 13D”) pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act or a Schedule 13G of the rules and regulations promulgated under the Exchange Act pursuant to Rule 13d-1(c) of the rules and regulations promulgated under the Exchange Act with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owns Equity Securities representing more than five percent (5%) of any class of Equity Securities then outstanding.
     “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Common Stock or Series B Shares Beneficially Owned by a Person or any interest (including any Economic Rights or Voting Rights) in any Common Stock or Series B Shares Beneficially Owned by a Person, and any transaction which would have the same effect, or any swap, hedge or other arrangement that transfers, in whole or in part, any economic consequences of ownership of any Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise,. “Transferred” shall have the correlative meaning.

     “Transferee” means any Person to whom any Investor or any Permitted Transferee or any Transferee thereof Transfers Equity Securities of the Company in accordance with the terms hereof.
     “Underwritten Registration” or “Underwritten Offering” shall mean a sale of securities of the Company to an underwriter for reoffering to the public pursuant to an effective Registration Statement.
     “U.S. GAAP” means United States generally accepted accounting principles.
     “U.S. GAAS” means United States generally accepted auditing standards.
     “Voting Rights” means any rights to vote, or cause or direct any other Person to vote, any shares of Common Stock, whether conditional or unconditional, and whether limited to specified matters or generally.
     “Voting Stock” means any Equity Securities of the Company or its successor having the power to vote in the election of Company Nominated Directors or members of the board of directors of the Company’s successor (including voting in accordance with Section 1.3 hereof), including, without limitation, all shares of Common Stock.

EXHIBIT B
Company Competitors
Broadcom Corp.
Conexant Systems, Inc.
Intel Corp.
LG Corp.
Marvell Technology Group Ltd.
MediaTek Inc.
MStar Semiconductor Inc.
NEC Corp.
Novatek Microelectronics Corp.
Panasonic Corp.
Koninklijke Philips Electronics NV
Pixelworks, Inc.
Renesas Technology Corp.
Samsung Electronics Co., Ltd.
Sigma Designs, Inc.
Sunplus Technology Co., Ltd.
Sony Corp.
STMicroelectronics N.V.
Toshiba Corp.
Zoran Corp.

B-1

EXHIBIT C
First Tier Affiliates
1. Koninklijke Philips Electronics N.V. and any of its Subsidiaries
2. KASLION Acquisition B.V.
3. Stichting Management Co-Investment NXP
4. KASLION Holding B.V.
5. KASLION S.a.r.l.
6. Investment funds affiliated with or managed or advised by Kohlberg Kravis Roberts & Co. (KKR), including KKR European Fund II, Limited Partnership
7. Investment funds affiliated with or managed or advised by Bain Capital, including Bain Capital Fund IX, L.P. and Bain Capital Fund VIII-E, L.P.
8. Investment funds affiliated with or managed or advised by Silver Lake Partners, including Silver Lake Partners II Cayman, L.P.
9. Investment funds affiliated with or managed or advised by Apax, including Apax Europe V-A, L.P. and Apax Europe VI-A, L.P.
10. Investment funds affiliated or managed or advised by with Alplnvest Partners CS Investments 2006 C.V.
As well as any Subsidiary of any entity listed in items 2-5 of this Exhibit C that at the relevant time of determination beneficially owns shares of NXP B.V. (provided that (a) such Subsidiary shall be a Permitted Transferee only for so long as it remains a Subsidiary of such entity and (b) in the event that such Subsidiary ceases to be a Subsidiary of such entity, that event shall be considered a Transfer and shall be subject to the terms of the Agreement with respect to Transfers, including Section 2.1).

EXHIBIT D
Amended and Restated Certificate of Designation

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION OF
SERIES B PREFERRED STOCK
(Par Value $0.001)
OF
TRIDENT MICROSYSTEMS, INC.
Pursuant to Section 151 and Section 242 of the
General Corporation Law of the State of Delaware
     Trident Microsystems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:
     That pursuant to the authority conferred upon the Board of Directors of the Company (the “Board”) in accordance with the Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”), the Board on [April 28, 2011] adopted the following resolution amending and restating the rights of the Series B Preferred Stock:
     WHEREAS, the holders of the Series B Preferred Stock have approved the form of this Amended and Restated Certificate of Designation of the Series B Preferred Stock; and
     WHEREAS, the outstanding shares of common stock of the Company have approved the amendment of the Certificate of Incorporation pursuant to Section 242 of the
     General Corporation Law of the State of Delaware to amend and restate the rights of the Series B Preferred Stock as set forth in this Amended and Restated Certificate of Designation of Series B Preferred Stock.
     RESOLVED, that the rights set forth in the Certificate of Designation of Series B Preferred Stock, are hereby amended and restated as follows:
Section 1. Number of Shares and Designation.
     The designation of the series of Preferred Stock created by this resolution shall be “Series B Preferred Stock” (the “Series”), and the number of shares constituting this Series shall be four (4) (the “Series B Shares”). Each Series B Share shall have a liquidation preference of $1.00 (the “Liquidation Preference”), as described herein. The number of authorized shares of this Series shall not be increased or reduced without (in addition to any other vote required by law) (1) the approval of both a majority of the Series B Directors and a majority of the Company Nominated Directors (as defined in Section 4) and (2) the approval of the Persons who Own the Series B Shares (the “Series B Holders”), voting as a separate class to the exclusion of all other series or classes of the Equity Securities.

Section 2. Dividends.
     No dividends (whether payable in cash, in property or in Equity Securities) shall be payable in respect of the Series B Shares.
Section 3. Redemption.
     (a) The Series B Shares shall not be redeemable by the Company except that all of the Series B Shares may be redeemed, at the option of the Company at a redemption price of $1.00 per share, if at any time following the filing of this Certificate of Designation with the Secretary of State of the State of Delaware the Series B Holders no longer Beneficially Own, in the aggregate, eleven percent (11%) or more of the outstanding shares of Common Stock.
     (b) Notice of redemption of the Series B Shares shall be sent by or on behalf of the Company, by first class mail, postage prepaid, to each Series B Holder who Owns Series B Shares to be redeemed) at its address as it shall appear on the records of the Company, (i) notifying each Series B Holder of the redemption of the Series B Shares (or, in the case of a redemption of less than all of the Series B Shares, notifying the Series B Holder who Owns the Series B Shares to be redeemed) and (ii) stating the place at which the certificates evidencing the Series B Shares shall be surrendered. The Company shall act as the transfer agent for the Series.
     (c) From and after the notice of redemption having been duly given, and the redemption price having been paid or irrevocably set aside for payment, the Series B Shares with respect to which such notice has been given and such redemption price paid or set aside shall no longer be, or be deemed to be, outstanding for any purpose, and all rights preferences and powers (including voting rights and powers) of such Series B Shares shall automatically cease and terminate, except the right of the Persons who Own such Series B Shares, upon surrender of the certificate representing such Series B Shares, to receive the redemption price without interest.
Section 4. Voting Rights of the Series B Shares.
     (a) Board Representation.
     (i) For so long as the Series B Holders shall be entitled to nominate and elect at least one (1) Director pursuant to this Section 4(a), the Board shall consist of a number of Directors of seven (7) to nine (9) with the specific number of Directors at any time to be fixed by the Board by the adoption of a resolution by a majority of the number of Directors then in office (whether or not there exist any vacancies in the previously authorized number of directorships at the time such resolution is presented). The Board shall at all times consist of at least a majority of Directors who are Independent Directors.
     (ii) Subject to Section 4(a)(iv), so long as the Series B Holders Beneficially Own, in the aggregate, less than thirty percent (30%) but at least twenty percent (20%) of the outstanding Common Stock, the Series B Holders (by majority vote of the Series B Shares) shall have the right to nominate and elect a total of two (2) Series B Directors.
     (iii) Subject to Section 4(a)(iv), so long as the Series B Holders Beneficially Own, in the aggregate, less than twenty percent (20%) but at least eleven percent (11%) of the outstanding Common Stock, the Series B Holders (by majority vote of the Series B Shares) shall have the right to nominate and elect one (1) Series B Director.
     (iv) The number of Series B Directors which the Series B Holders shall be entitled to nominate and elect shall not be reduced unless and until the number of Series B Shares Beneficially Owned by the Series B Holders shall be less than the applicable threshold set forth in Section 4(a)(ii) and (iii)above for a period of thirty (30) consecutive days. After any such reduction, the number of Series B Directors which the Series B Holders shall be entitled to nominate and elect shall not be increased regardless of any subsequent increase in the percentage of outstanding Common Stock Beneficially Owned by the Series B Holders.
     (v) No person other than the Series B Holders shall be entitled to nominate a Series B Director.
     (vi) The Board and its Nominating and Corporate Governance Committee shall be entitled to nominate the individuals for election to the remaining seats on the Board other than the seats held by the Series B Directors (the “Company Nominated Directors.”)
     (vii) The Company shall notify the Series B Holders promptly, and in any event within five (5) Business Days, of any issuance of Common Stock representing, individually or together with all issuances of Common Stock since the date of the filing of this Certificate of Designation with the Secretary of State of the State of Delaware or the date of any previous such notice, as applicable, one percent (1%) or more of the outstanding Common Stock as of the date of such filing or such previous notice together with the aggregate number of shares of Common Stock outstanding following such issuance.
     (viii) The Series B Holders will notify the Company promptly, and in any event within five (5) Business Days, of any action by the Series B Holders or any of their Affiliates (other than the Company) that results in a reduction in the number of shares of Common Stock that are Beneficially Owned by the Series B Holders representing, individually or together with all such reductions since the date of the filing of this Certificate of Designation with the Secretary of State of the State of Delaware or the date of any previous such notice, as applicable, one percent (1%) or more of the outstanding Common Stock as of the date of such filing or such previous notice, which notice will set forth the number of shares of Common Stock Beneficially Owned by the Series B Holders immediately following the occurrence of such reduction; provided, that for purposes of this provision, in determining the shares of Common Stock outstanding the Series B Holders may rely upon the Company’s most recent periodic report filed with the SEC, or any update thereof, or any notice provided by the Company pursuant to Section 4(a)(ix). In the event that the number of directors that the Series B Holders are entitled to nominate and elect to the Board is reduced pursuant to this Section 4(a), the Series B Holders shall promptly cause one (1) or more of the Series B Directors to immediately resign, such that the number of remaining Series B Directors serving on the Board shall equal the number of directors the Series B Holders are then entitled to elect to the Board pursuant to this Section 4(a). In the event that the number of Series B Directors required to resign are unwilling to resign, the Series B Holders will take all such actions as are necessary to cause the removal of such number of Series B Directors. If such number of Series B Directors shall not have resigned or been removed within thirty (30) days after the date on which such resignation was required, the

Company Nominated Directors, by majority vote, may remove the Series B Director(s) selected by the Series B Holders for removal, or if no such Series B Directors have been so selected by the Series B Holders within ten (10) Business Days of a request from the Company, the Company Nominated Directors, by majority vote, may remove one or more Series B Directors selected by them, such that, in the aggregate, the number of Series B Directors required to be removed under this Section 4(a)(xi) have been removed.
     (b) Term; Replacement of Directors.
          (i) As of the date of this Amended and Restated Certificate of Designation (the “Amendment Date”), one Series B Director shall be a member of the class of Directors whose term expires at the first annual meeting of the Company’s stockholders following the Amendment Date, and one Series B Director shall be a member of the class of Directors whose term expires at the second annual meeting of the Company’s stockholders following the Amendment Date. Any Series B Director may, at any time, be removed with or without cause by the Series B Holders by majority vote of the Series B Shares.
          (ii) In the event of any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal or other cause of any of the Series B Directors, other than any vacancies created as a result of a reduction in the number of Series B Directors that the Series B Holders are entitled to elect pursuant to Section 4(a), then the Series B Holders shall have the sole right (by majority vote of the Series B Shares) to nominate and elect directors to fill such vacancies so long as such Series B Shares remain outstanding. Any director elected pursuant to this Section 4(b)(ii) to succeed a Series B Director shall be considered a Series B Director.
          (iii) Any vacancies created as a result of a reduction in the number of Series B Directors that the Series B Holders are entitled to elect pursuant to Section 4(a) shall be filled by nominees (A) who satisfy the requirements of Section 4(c) below, and (B) are recommended by the Nominating and Corporate Governance Committee and approved by the Board. The Director(s) appointed to fill such vacancy shall stand for re-election at the next annual meeting of the Company’s stockholders following such appointment and shall, if elected, serve for the remaining term of the Series B Director(s) that such Director(s) replaced (or, if such term expired at such annual meeting, for the full term otherwise applicable to Directors of the class elected at such meeting).
          (iv) The nomination, election, replacement, removal and term of the Company Nominated Directors and the filling of any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal or other cause of any of the Company Nominated Directors shall be governed by the Certificate of Incorporation and Bylaws of the Company, applicable law and the Stockholder Agreement. Any director elected to succeed a Company Nominated Director shall be considered a Company Nominated Director for all purposes.
     (c) Limitations on Directors. Each Director shall, at all times during which such Person serves as a Director, not have been during the last five (5) years convicted in a criminal proceeding (excluding traffic violations or other misdemeanors not involving moral turpitude or deliberate dishonesty) or a party to a civil proceeding brought by a governmental authority in which such Director has been finally determined to have committed a violation of federal, state or foreign law (excluding traffic violations or similar misdemeanors not involving moral turpitude or deliberate dishonesty). The Series B Holders shall not nominate or elect any such Series B Director who does not meet the requirements set forth in this Section 4(c) and shall cause any such Series B Director who fails to meet the requirements set forth above to resign promptly. If any such Series B Director is unwilling to resign, the Series B Holders will take such actions as are necessary to cause the removal of the Series B Director as promptly as reasonably practicable. If any such Series B Director shall not have resigned or been removed within thirty (30) days after the date such resignation was required, the Company Nominated Directors, by majority vote, may remove such Series B Director.
     (d) Limitations on Series B Directors. Each of the Series B Directors shall have substantial operating or industry experience and shall be a Person who is an Independent Director. The Series B Holders shall consult with the Nominating and Corporate Governance Committee (which may delegate such consultation to the Committee Chairperson and/or the Chief Executive Officer of the Company) regarding the names, backgrounds and qualifications of the persons to be nominated as Series B Directors after considering the Company’s Corporate Governance Guidelines (as made publicly available from time to time). However, the Nominating and Corporate Governance Committee shall not have any right nor shall it have any duty to approve or disapprove any person meeting the requirements of Section 4(c) selected as a Series B Director by the Series B Holders.
     (e) Approval Rights. In addition to any other vote required by law, the affirmative vote of the Series B Holders, voting separately as a class, given in person or by proxy, shall be necessary for authorizing, approving or effecting the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or this Certificate of Designation, whether by merger, consolidation, amendment or otherwise, that would adversely affect the powers, designations, preferences and other special rights of the Series B Shares, other than a merger, consolidation or other business combination with a Person that is not an Affiliate of the Company or the Series B Holders that results in a Change of Control.
     (f) No Additional Voting Rights. Other than as specifically set forth in this Section 4 and unless otherwise required by applicable law, the Series B Shares shall not be entitled to a separate vote on any matter.
Section 5. Liquidation Rights.
     (a) Upon the dissolution, liquidation or winding up of the Company, each Series B Share shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Preferred Stock upon liquidation, the amount of $1.00, and no more.
     (b) Neither the sale of all or substantially all of the assets or capital stock of the Company nor the merger or consolidation of the Company into or with any other entity, or the merger or consolidation of any other entity into or with the Company, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.
     (c) After the payment to each Series B Share of the full preferential amount provided for in this Section 5, the Series B Shares shall have no right or claim to any of the remaining assets of the Company.
Section 6. Ranking.
     Except as otherwise provided herein, for purposes of this resolution, any stock of any class, classes or series of the Company shall be deemed to rank prior to the Series B Shares upon liquidation, dissolution or winding up.
Section 7. Retirement.
     If the Series B Shares are purchased, exchanged or otherwise acquired by the Company in any manner whatsoever, then such shares shall be retired and the certificate representing such share shall be promptly cancelled. Upon the retirement or cancellation of the Series B Shares, such shares shall not for any reason be reissued as a share of the Series.
Section 8. Amendment of this Certificate of Designation.
     Any amendment, modification or repeal of any provision of this Certificate of Designation to increase or decrease in any manner or amount the powers, designations, preferences or other rights of the Series shall require (in addition to any vote required by law) the approval of both (i) a majority of the Series B Directors and a majority of the Company Nominated Directors and (ii) the majority of the Series B Shares.
Section 9. Definitions.
     Capitalized terms not otherwise defined in this Certificate of Designation shall have the following meanings:
     “Adjustment Number” shall mean a number of shares of Common Stock (but in no event less than zero) equal to the sum (without double counting) of: (a) the aggregate direct and indirect short position of the Series B Holder and their Affiliates with respect to the Common Stock, (b) the aggregate direct and indirect “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) of the Series B Holders and their Affiliates with respect to the Common Stock and (c) the number of shares of Common Stock otherwise Beneficially Owned by the Series B Holders which have been the subject of any Indirect Disposition, reduced by (d) the aggregate direct and indirect “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of the Series B Holders and their Affiliates with respect to the Common Stock.
     “Affiliates” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that possession of ten percent (10%) of the voting securities of any Person shall be deemed to constitute “control” for purposes of this definition.
     “Beneficially Own” and similar terms have the meaning set forth in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; provided, that for purposes of the calculations required by Section 3 and Section 4 the aggregate Beneficial Ownership of the Series B Holders shall be reduced (but never increased) by the Adjustment Number.
     “Board” shall have the meaning set forth in the Preamble.
     “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.
     “Bylaws” shall have the meaning set forth in the Preamble.
     “Capital Stock” means any and all shares of capital stock of the Company, including without limitation, any and all shares of Common Stock and Preferred Stock.
     “Certificate of Incorporation” shall have the meaning set forth in the Preamble.
     “Change of Control” means any of: (a) the purchase or other acquisition by any Person or group of Persons, directly or indirectly, in one transaction or a series of related transactions, of Common Stock that, immediately following consummation of the transaction(s), when combined with any other Common Stock Beneficially Owned by such Person or group, represent more than fifty percent (50%) of the Diluted Common Shares Outstanding; (b) the consummation of any tender offer or exchange offer by any Person or group that results in such Person or group Beneficially Owning, when combined with any other Common Stock Beneficially Owned by such Person or group, more than fifty percent (50%) of the Diluted Common Shares Outstanding immediately following the consummation of such tender or exchange offer; (c) the consummation of a merger, consolidation, amalgamation, joint venture, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than fifty percent (50%) of the voting equity interests in the surviving or resulting entity of such transaction; or (d) the purchase or other acquisition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, by any Person or group of Persons.
     “Closing” means the close of the transactions contemplated by the Share Exchange Agreement, by and among the Company and NXP B.V., entered into as of October 4, 2009, as amended from time to time in accordance with its terms.
     “Common Stock” means the Common Stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
     “Company” shall have the meaning set forth in the Preamble.

     “Company Nominated Directors” shall have the meaning set forth in Section 4(a)(viii).
     “Diluted Common Shares Outstanding” means the sum of (i) the number of outstanding shares of Common Stock plus (ii) the number of shares of Common Stock issuable upon the conversion, exercise, exchange or issuance of any other Equity Securities of the Company.
     “Director” means any member of the Board.
     “Equity Securities” means (a) any Capital Stock of the Company (including, without limitation, Common Stock), (b) any warrants, options, or other rights to subscribe for or to acquire, directly or indirectly, Capital Stock of the Company, whether or not then exercisable or convertible, (c) any stock, notes, or other securities which are convertible into or exchangeable for, directly or indirectly, Capital Stock of the Company, whether or not then convertible or exchangeable, (d) any Capital Stock of the Company issued or issuable upon the exercise, conversion, or exchange of any of the securities referred to in clauses (a) through (c) above, and (e) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (a) through (d) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, or other reorganization.
     “Exchange” means the stock exchange on which the Company’s securities are then traded, as the case may be. For the avoidance of doubt, The NASDAQ Stock Market, or any successor thereto, shall constitute an Exchange for purposes of this Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Independent Director” shall mean a Director who is independent of the Company under applicable law and the rules of the Exchange.
     “Indirect Disposition” shall mean any forward sale, option, swap, hedge, put/call arrangement or other transaction by which such Person has conveyed (in whole) the right or ability to realize profit or loss based on changes in the trading price of the Common Stock or other Equity Security, whether settlement under any such transaction is to be made in cash, by delivery of securities, or otherwise; provided, that hedging or collar transactions under which such Person retains the opportunity for gain and risk of loss arising from price changes of no less than fifteen percent (15%) from the trading price of the Common Stock at the time of any such transaction shall not constitute Indirect Dispositions.
     “Liquidation Preference” shall have the meaning set forth in Section 1.
     “Own” and “Ownership” shall mean, with respect to any Person and any Series B Shares, that such Person is the record owner of such Series B Shares.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
     “Preferred Stock” shall have the meaning set forth in the Preamble.

     “SEC” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Series” shall have the meaning set forth in Section 1.
     “Series B Director” shall have the meaning set forth in Section 4(a)(i).
     “Series B Holder” shall have the meaning set forth in Section 1.
     “Series B Share” shall have the meaning set forth in Section 1.
     “Stockholder Agreement” means the Stockholder Agreement, by and between the Company and NXP B.V., entered into as of February 8, 2010, as amended from time to time in accordance with its terms.
Section 10. Descriptive Headings and Governing Law.
     The descriptive headings of the several Sections and paragraphs of this Amended and Restated Certificate of Designation are inserted for convenience only and do not constitute a part of this Amended and Restated Certificate of Designation. The General Corporation Law of the State of Delaware shall govern all issues concerning this Amended and Restated Certificate of Designation.
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     IN WITNESS WHEREOF, Company has caused this Amended and Restated Certificate of Designation to be signed by its duly authorized officer this __th day of _____, 2011.

TRIDENT MICROSYSTEMS, INC.
By:	/s/ David L. Teichmann
	Name:	David L. Teichmann
	Title:	Executive Vice President, General Counsel and Corporate Secretary